UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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KB HOME

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DEAR FELLOW
STOCKHOLDER

JEFFREY T. MEZGER

CHAIRMAN, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

__________, 2021

FIVE-YEAR ANNUALIZED
TOTAL STOCKHOLDER RETURN

Together with the Board of Directors and the management team of KB Home, I am pleased to invite you to our 2021 Annual Meeting of Stockholders. Due to public health restrictions related to COVID-19, and for the safety of our stockholders, the Annual Meeting will be conducted virtually through an audio-only webcast at 9:00 a.m. Pacific Time on Thursday, April 8, 2021.

2020 IN REVIEW

At the time of my last letter to stockholders, in late February 2020, we were poised for a year of growth, as we expected to expand our scale through meaningful increases in revenues and deliveries at higher levels of profitability. Within two weeks of that letter, COVID-19 was declared a global pandemic, and we moved quickly to adapt our business to the changing conditions and related restrictions that ensued. With a focus on protecting the health and well-being of our employees, customers and business partners, as well as their families, we took a decisive step in temporarily closing our sales centers and Design Studios in mid-March. Although every state in which we operate issued stay-at-home or similar orders, residential construction was deemed an essential activity in nearly all of our markets, allowing us to continue to build and deliver homes.

We shifted to using our enhanced virtual sales tools, giving customers the ability to shop for a new home from their mobile device or personal computer. We also established systems that enable customers to visit our communities and tour homes privately, unaccompanied by a KB Home employee. And we created processes for buyers to complete their Design Studio selections online. In early April, with protocols in place for operating safely, we began reopening our communities and Studios by appointment only, and we continued with this approach until more fully reopening to walk-in traffic in late May.

While our approach was conservative, closing our sales centers during the busiest time of the year — the industry’s Spring selling season — and reopening more slowly than some other homebuilders, we believe it was the right path. We took aggressive action in the interest of safety, while continuing to effectively run our business and prioritize cash preservation and liquidity, which we believe helped us successfully navigate the early months of the pandemic.

In May, as restrictions began to ease within many of our served markets, consumer optimism in those markets grew and our orders began to rebound significantly, steadily rising as the month progressed. Ultimately, what followed in the second half of the year, continuing into 2021, has been some of the strongest housing market demand that I have seen in my 40-year career as a homebuilder. The industry had already been poised for this, with Millennials, the nation’s largest adult population, in their prime household formation years, together with an underproduction of new homes over the last decade and a favorable mortgage interest rate environment. The pandemic played a significant role in propelling demand for homeownership and all the financial, health, safety, and emotional security it offers.

As a result, we had a strong finish to 2020 and believe we are well-positioned for an outstanding year in 2021. I want to thank our employees for their perseverance in taking care of our customers during a very fluid year, and their contributions to the solid results we produced. As to the details of our 2020 performance, we generated total revenues of $4.2 billion and diluted earnings per share of $3.13, an increase of 10% year over year. The net order momentum that we experienced throughout the second half of the year drove our 2020 ending backlog value up by over 60% year over year to $3.0 billion, its highest level in 15 years. We continued to reinvest in our Company and, despite pausing most land acquisition and development activity at the onset of the pandemic, we spent $1.7 billion to acquire and develop land in 2020, slightly higher than the previous year. We ended the year with a solid position that provides us with the lots needed to support the substantial rise in delivery volume anticipated for 2021, as well as all the lots we expect to need for further delivery growth in 2022. In addition to investing in future growth, we maintained our focus on increasing stockholder returns. We implemented another substantial increase in our quarterly cash dividend in our 2020 fourth quarter, marking the second consecutive year we have meaningfully raised our dividend, which is now six times its level from two years ago. We returned $38 million of our cash to stockholders in 2020, nearly double the prior year’s level.

We take a balanced approach to utilizing the substantial cash flow that our business generates, with the objective of expanding our scale while increasing returns. With our return on equity rising approximately 600 basis points over the past five years, we have produced an annualized total stockholder return of more than 20% during that timeframe, well above our primary industry benchmark and the broader market, and among the highest in our peer group.

BUILDING FOR THE FUTURE

Along with the healthy and profitable growth of our Company, a key priority for us is continuing to improve the satisfaction of our customers. For us, fulfilling our customers’ needs is one of the best ways we can continue to enhance our brand, as our objective is to be the most customer-obsessed homebuilder in the world. A home is the largest and most meaningful purchase most of us make in our lifetimes, and we strive to make the homebuying experience an exceptional one. I am very proud of our accomplishments relative to this objective, particularly in achieving the highest customer satisfaction ratings in our history in 2020, at a time when we were managing through the challenges posed by the pandemic. We are also the highest ranked national homebuilder on TrustBuilder®, a third-party, industry-specific homeowner review site, earning 4.6 out of 5 stars, and achieving or tying for the top ranking in nearly every one of our markets.

Our commitment to sustainability is one more significant way we are investing for the future and creating longer-term value. When we began this journey nearly 15 years ago, sustainability was considered a luxury in homebuilding. We saw an opportunity to help protect the environment while reducing the overall cost of long-term homeownership for our customers through lower utility bills. We became the first national homebuilder to build 100% ENERGY STAR® certified new homes, and we have delivered nearly 150,000 ENERGY STAR certified new homes to date, more than any other national homebuilder. Our sustainably designed homes are estimated to have cumulatively saved our homeowners approximately $780 million in utility bills and lowered carbon emissions by approximately 5 billion pounds, the equivalent of removing nearly 490,000 cars from the road for one year.

During 2020, we were honored to be recognized once again by the U.S. Environmental Protection Agency with the following awards, each of which represented another year of unprecedented achievement for a national homebuilder:

■

2020 ENERGY STAR Partner of the Year — Sustained Excellence Award — Our 10th consecutive award for demonstrating leadership in energy-efficient construction;

■

2020 ENERGY STAR Certified Homes Market Leader Awards — A record 21 awards in all, one in each of our primary markets nationwide, recognizing excellence in energy-efficient home building; and

■

2020 WaterSense® Sustained Excellence Award — The sixth consecutive year we have received this award for our achievements in constructing water-efficient homes.

In addition to energy efficiency, we also advanced our efforts in the area of renewable energy, achieving the milestone of delivering over 11,000 solar-powered homes to our customers in the past 15 years, producing an estimated total of 428 million kilowatt hours of electrical power. KB Home has been a leader.

We have substantially expanded our view of sustainability beyond energy efficiency to encompass water conservation, waste reduction and healthier indoor environments. This last point has proven to be particularly relevant in the midst of the pandemic. Our homes include high-performance ventilation systems that regularly introduce fresh outdoor air, and, in our Design Studios, we offer options, from anti-microbial door handles to touchless faucets, that reduce the spread of germs. In 2020, we announced a groundbreaking healthy home research project in partnership with the Well Living Lab, which was founded as a collaboration between Delos® and the Mayo Clinic. It is the first lab to exclusively focus on researching how indoor environments can improve human health and well-being.

Last year also marked a year of enhanced transparency about the “social” aspect of our sustainability program. We have had long-established standards and practices to guide how we conduct ourselves as a company and in relation to our employees and business partners. In 2020, we publicly articulated some of our guiding principles, publishing a Human Rights statement, a Supplier Code of Conduct, and a policy on Responsible Marketing practices. We also reviewed and updated our Ethics Policy, as we do each year, and conducted Company-wide training on this policy, which all of our employees are required to complete annually.

As a result of our leadership in ESG, we were pleased to be the only national builder to receive two distinct honors. The first was from Newsweek®, in being named to its 2021 list of America’s Most Responsible Companies for demonstrating leading environmental, social and governance practices. We were also selected by Forbes® for its 2021 list of America’s Best Midsize Employers. We are a people-driven business and this recognition, which is based on employee feedback about working at KB Home and the likelihood of recommending us as an employer, is very gratifying to our team.

Our 14th Annual Sustainability Report, the longest-running publication of its kind for a national homebuilder, is slated for publication in conjunction with Earth Day 2021. We encourage you to review our report and learn more about our consistent, long-term approach and vision for building for the future.

IN CLOSING

We are off to a strong start in 2021, amid a backdrop of continuing robust market conditions. We are poised for a tremendous year as we resume our growth into a larger, more profitable company, which will help drive expansion of our return on equity to an expected 17%. While we are mindful that we remain in a pandemic, with the potential to disrupt our business, we are confident in the strength of our position, which is the best it has been in over a decade. We have an experienced, dedicated team, solid balance sheet, a healthy lot position, the cash flow to invest in community count expansion and maintain a higher quarterly cash dividend, and a business model that generates high customer satisfaction and has demonstrated appeal to homebuyers.

Our team at KB Home is committed to managing our business to drive long-term stockholder value, and along with our Board of Directors, we sincerely thank you for your investment and continued support.

Sincerely,

TABLE OF CONTENTS

2021 ANNUAL MEETING SUMMARY	6
ANNUAL MEETING INFORMATION	6
MEETING AGENDA	6
PARTICIPATING IN THE ANNUAL MEETING WEBCAST	6
SPOTLIGHT ON SUSTAINABILITY	7
ENVIRONMENTAL AND SOCIAL PRACTICES	7
CORPORATE GOVERNANCE OVERVIEW	8
INVESTOR STEWARDSHIP GROUP PRINCIPLES ALIGNMENT	8
BOARD AND COMMITTEE GOVERNANCE STRUCTURE	9
BOARD ROLE IN RISK OVERSIGHT	10
BOARD EXPERIENCE AND SKILLS	11
DIRECTOR COMPENSATION	12
NON-EMPLOYEE DIRECTOR COMPENSATION	12
DIRECTOR COMPENSATION DURING FISCAL YEAR 2020	13
ELECTION OF DIRECTORS	14
DIRECTOR SUCCESSION AND REFRESHMENT	14
MAJORITY VOTING STANDARD	14
OWNERSHIP OF KB HOME SECURITIES	21
STOCK OWNERSHIP REQUIREMENTS	22
DELINQUENT SECTION 16(a) REPORTS	22
COMPENSATION DISCUSSION AND ANALYSIS	23
FINANCIAL PERFORMANCE AND COMPENSATION HIGHLIGHTS	23
LISTENING TO OUR STOCKHOLDERS	26
COMPENSATION GOVERNANCE	26
PAY PROGRAM OVERVIEW	27
NEO COMPENSATION COMPONENTS	28
EXECUTIVE COMPENSATION DECISION-MAKING PROCESS AND POLICIES	33
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT	36
EXECUTIVE COMPENSATION	37
SUMMARY COMPENSATION TABLE	37
GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2020	38
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020	39
OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2020	40
PENSION BENEFITS DURING FISCAL YEAR 2020	41
NON-QUALIFIED DEFERRED COMPENSATION DURING FISCAL YEAR 2020	41
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL	42
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	46
APPROVE THE AMENDED RIGHTS AGREEMENT	47
BACKGROUND	47
PROTECTING OUR DEFERRED TAX ASSETS	48
DESCRIPTION OF THE AMENDED RIGHTS AGREEMENT	48
CERTAIN CONSIDERATIONS REGARDING THE AMENDED RIGHTS AGREEMENT	49
RATIFY ERNST & YOUNG LLP’S APPOINTMENT AS INDEPENDENT AUDITOR	51
INDEPENDENT AUDITOR SERVICES AND FEES	51
AUDIT COMMITTEE REPORT	52
ANNUAL MEETING VOTING MATTERS AND OTHER INFORMATION	53
VOTING YOUR SHARES	53
VOTING PROCEDURES	54
PROXY SOLICITATION COSTS	54
INTERNET AVAILABILITY OF PROXY MATERIALS	54
STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING OF STOCKHOLDERS	54
ANNEX 1: CORPORATE GOVERNANCE PROCESSES AND PROCEDURES	55
DIRECTOR INDEPENDENCE DETERMINATIONS	55
RELATED PARTY TRANSACTIONS	55
DIRECTOR QUALIFICATIONS AND NOMINATIONS	55
BOARD EVALUATION PROCESS	56
AUDIT FEE PRE-APPROVAL POLICY; AUDIT COMMITTEE DESIGNATION	56
ANNEX 2: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	57
ANNEX 3: FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT	59

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PRELIMINARY PROXY STATEMENT; SUBJECT TO COMPLETION

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 8, 2021

9:00 a.m., Pacific Time

Webcast Meeting Location: www.meetingcenter.io/216002295

ITEMS OF BUSINESS

1.

Elect 12 directors, each to serve for a one-year term.

2.

Advisory vote to approve named executive officer compensation.

3.

Ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2021.

4.

Approve the Amended Rights Agreement.

The accompanying Proxy Statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the meeting.

RECORD DATE

You are entitled to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder as of the close of business on February 5, 2021.

By order of the Board of Directors,

WILLIAM A. (TONY) RICHELIEU

Vice President, Corporate Secretary and
Associate General Counsel

Los Angeles, California

__________, 2021

VOTING

Please vote as soon as possible to ensure your shares will be represented. Holders of record may vote via the Internet, telephone or mail. Stockholders whose shares are held by an intermediate broker or financial institution, also called beneficial holders, must vote in the way their intermediary provides. Holders with a control number from our transfer agent can vote at the Annual Meeting.

VIRTUAL MEETING FORMAT

Due to COVID-19-related public health restrictions and for the safety and well-being of our stockholders, the Annual Meeting will be conducted online through an audio-only webcast. The accompanying Proxy Statement contains information about participating in the Annual Meeting. There will be no physical location for the Annual Meeting.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended November 30, 2020 (“Annual Report”), including audited financial statements, are being made available to stockholders concurrently with the accompanying Proxy Statement on or about February 26, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 8, 2021: Our Proxy Statement and Annual Report are available at www.kbhome.com/investor/proxy.

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2021 ANNUAL MEETING SUMMARY

Your Board is furnishing this Proxy Statement and a proxy/voting instruction form or Notice of Internet Availability to you to solicit your proxy for KB Home's 2021 Annual Meeting of Stockholders (“Annual Meeting”). We anticipate these proxy materials will be made available on or about February 26, 2021. A brief summary of information about the Annual Meeting is presented below. Please review the more detailed information in this Proxy Statement before voting.

ANNUAL MEETING INFORMATION

Date:	Thursday, April 8, 2021
Time:	9:00 a.m., Pacific Time
Location:	Webcast Meeting at www.meetingcenter.io/216002295
Participation:

To participate in the Annual Meeting, you will need a control number from our transfer agent, Computershare Inc. To obtain a control number, please see the instructions under “Participating in the Annual Meeting Webcast.”

MEETING AGENDA

Items of Business	Board Recommendation	Voting Standard
Election of Directors	FOR each of the 12 nominees	Majority of Votes Cast
Advisory vote to approve named executive officer (“NEO”) compensation, also known as “Say-on-Pay”	FOR	Majority of Shares Present and Entitled to Vote
Ratify Ernst & Young LLP’s appointment as our independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending November 30, 2021	FOR	Majority of Shares Present and Entitled to Vote
Approve the Amended Rights Agreement	FOR	Majority of Shares Present and Entitled to Vote

PARTICIPATING IN THE ANNUAL MEETING WEBCAST

Online access to the Annual Meeting webcast at www.meetingcenter.io/216002295 will open at approximately 8:45 a.m., Pacific Time, on April 8, 2021. To access the meeting, vote and ask questions, you will need to have a valid control number from our transfer agent, Computershare and use the password: KBH2021. Holders of record will receive their control number on the notice or proxy card Computershare distributes to them.

If you are a beneficial holder, meaning an intermediate broker or financial institution holds your shares, you must register with Computershare no later than 5:00 p.m., Eastern Time, on April 5, 2021 to participate in the Annual Meeting. To register, please provide Computershare with proof of your KB Home stockholdings, known as a legal proxy, obtained from your intermediary, along with your name and email address. Submit these items to Computershare via email at legalproxy@computershare.com (use KB Home Legal Proxy in the subject line); or by mail to: Computershare, KB Home Legal Proxy, P.O. Box 43001; Providence, RI 02940-3001. Computershare will send an email confirmation of your registration.

Beneficial holders who cannot obtain a legal proxy can attend the Annual Meeting as a guest, though without the ability to vote or ask questions, at the Internet address and with the password noted above.

Questions may be submitted before or during the Annual Meeting. To submit a question in advance, visit www.meetingcenter.io/216002295 before 8:59 p.m., Pacific Time, on April 7, 2021 and enter a valid control number. As many stockholder questions will be answered as time permits. However, we may not respond to questions that are not pertinent to meeting matters or our business. Single responses to a group of substantially similar questions may be provided to avoid repetition. We ask that attendees please help us keep the proceedings orderly and follow the Annual Meeting rules of conduct.

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SPOTLIGHT ON SUSTAINABILITY

A key component of our focus on long-term value creation is our commitment to sustainability, which we see as encompassing our environmental, social and governance ("ESG") practices highlighted on the next few pages. This commitment flows from our core Built on Relationships® business philosophy. Before we build a home, we seek to build a personal connection through close partnerships with our buyers, offering a compelling, simple and personalized process distinguished by phenomenal customer service. We also endeavor to create and maintain other key relationships for our operations, including with the communities we develop, suppliers, trade contractors, land sellers and team members. While financial returns are our top priority, we believe our distinctive and deeply rooted purpose-driven, people-centric approach to doing business has been the foundation of our success over the 60+ years we have been delivering homes to and serving our customers and their communities. We strive to make the communities we develop better places to live, work and play, and encourage our teams to get involved at a local level. This includes their participation in our KB Cares program, which supports several charitable activities.

ENVIRONMENTAL AND SOCIAL PRACTICES

We are proud of our nearly 15 years of leadership within the homebuilding industry in constructing communities of sustainable homes. Over their multi-decade use, our homes are designed to meaningfully conserve natural resources and reduce greenhouse gas emissions associated with day-to-day living activities compared to typical new and resale homes. We believe this is the most effective way we can make a positive contribution to the global effort to address climate change. In recent years, we have expanded our sustainability portfolio to include enhancing our homes’ indoor air environment. We also maintain a human capital strategy that supports a diverse and inclusive workforce with equal opportunity and programs with training and career advancement, strong benefits, incentives, and health, safety and wellness initiatives. Our annual sustainability reports, which we have published for 13 years, contain more information about our programs, goals and achievements.

Select attributes of our approach to sustainability, which our Board oversees as part of our overall business strategy, are summarized below.

Energy Efficiency	Water Efficiency			Impact

~150,000 U.S. EPA ENERGY STAR® certified homes built since 2000, more than any other homebuilder

100% ENERGY STAR certified home commitment since 2008 (only 10% of all new homes built in the U.S. in 2020 were ENERGY STAR certified)

11,000+ total solar homes built

32% of homes sold were all electric (i.e., without natural gas systems)

16,000+ EPA WaterSense® labeled and Water Smart homes built since 2005, more than any other homebuilder

700,000+ WaterSense labeled fixtures installed

100% WaterSense labeled fixture commitment since 2009

Approximately five billion pounds cumulative CO2 emission reduction (est.) from our ENERGY STAR certified new homes, compared to typical homes without ENERGY STAR features

1.5 billion gallons of water saved annually (est.) from our new homes and fixtures, compared to typical existing homes that do not have the same water saving items

Indoor Air Enhancement	Workforce Diversity*			Social Standards
High-efficiency air filters are standard in our homes Only homebuilder in the Well Living Lab Alliance, a global consortium of leading companies working to improve indoor air environments		Female	Minority	Publicly available policies include: ■ Ethics Policy ■ Human Rights statement ■ Supplier Code of Conduct ■ Responsible Marketing practices
	Managers	33%	21%
	Overall	42%	33%
	* Data as of December 31, 2020. Please see page 11 for Board of Director diversity.

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CORPORATE GOVERNANCE OVERVIEW

As strong corporate governance is a key factor in driving long-term stockholder value, the Board has implemented a robust governance framework and leading practices to oversee the management of our business, as highlighted below and discussed in other sections of this Proxy Statement*. Further below, we detail how the Board’s approach to corporate governance aligns with the principles of the Investor Stewardship Group, which is a coalition of some of the world’s largest investors and asset managers, including several of our top stockholders.

■ The Board consists of a diverse mix of individuals with distinctive skills and experience and no over-boarded directors.	■ All of our directors, except for our President and Chief Executive Officer (“CEO”), are independent.
■ Only independent directors serve on Board committees.	■ During 2020, there were no related party transactions.
■ The Board held four meetings in 2020, with 98% average attendance.	■ Each director attended more than 75% of his or her total Board and committee meetings.
■ To monitor COVID-19's impact on our business, directors held bi-monthly calls with management from early April-July 2020.	■ We expect directors to attend our annual stockholder meetings. All directors attended our 2020 annual meeting.
■ Directors are financially literate and all Audit and Compliance Committee members are “audit committee financial experts.“	■ We conduct extensive outreach to and engage with our stockholders on a year-round basis on governance and other related matters.
■ Directors are elected annually under a majority voting standard.	■ We have one class of voting securities and no supermajority voting requirements (except per Delaware law, our state of incorporation).
■ Directors and senior executives are subject to strong stock ownership requirements.	■ Executive officers are subject to a robust incentive compensation claw-back policy.
■ Directors, senior executives and employees may not pledge or hedge holdings of our securities.	■ All unvested employee equity awards require double-trigger vesting in a change in control.

INVESTOR STEWARDSHIP GROUP PRINCIPLES ALIGNMENT

Stewardship Principle	What We Do
■ Boards are accountable to stockholders
■

The Board is unclassified and directors stand for election annually.

■

Directors must receive a majority of votes cast for their election in an uncontested election.

■

Stockholders approved measures with potential “anti-takeover“ effects to protect our valuable deferred tax assets.

■ Stockholders should be entitled to voting rights in proportion to their economic interest	■ We have one class of outstanding voting securities that allow each holder one vote for each share held.
■ Boards should be responsive to stockholders and be proactive in order to understand their perspectives
■

Stockholders may communicate with us and the Board (see “Communicating with the Board”).

■

We proactively engage with stockholders year-round. In 2020, many stockholder dialogues covered our ESG programs' progress.

■ Boards should have a strong, independent leadership structure	■ The Board has a strong independent lead director with significant responsibilities and authority (see “Board Leadership”). ■ Independent directors lead all Board committees.
■ Boards should adopt structures and practices that enhance their effectiveness
■

Directors have extensive and relevant experience and skills.

■

92% of directors are independent; 42% are women or ethnic minorities.

■

The three Board committees have only independent directors.

■

Directors are highly engaged, and average Board and committee meeting attendance during 2020 was 96% or higher.

■

Directors can access all levels of the organization and outside advisors for information about our business and their Board roles.

■

The Board has nominated for election at the Annual Meeting three new candidates, promoting its refreshment.

■ Boards should develop management incentive structures that are aligned with the long-term strategy of the company	■ In 2020, our Say-on-Pay proposal received 92% support. ■ Management compensation is designed to advance our long-term strategic goals (see “Compensation Discussion and Analysis”).
*

Additional information about our corporate governance policies, processes and procedures is provided in Annex 1 to this Proxy Statement.

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BOARD AND COMMITTEE GOVERNANCE STRUCTURE

BOARD LEADERSHIP

Jeffrey T. Mezger, our CEO, has served as Chairman of the Board since 2016. The non-employee directors of the Board have elected Mr. Mezger as Chairman based on his fundamental understanding of our business model, effective operational leadership and capable service as a director since 2006, and their belief that combining the roles of Chairman and CEO enhances our ability to achieve our long-term growth goals. Board governance is balanced with a strong Lead Independent Director position, which is designed to maintain the Board’s firm independent oversight. Melissa Lora has served as Lead Independent Director since 2016. In addition, all committees are led by and composed solely of independent directors.

Key Lead Independent Director Duties

■

Presides at all Board meetings where the Chairman is not present and at all executive sessions and meetings of the non-employee directors, which may be called at any time and for any purpose.

■

Consults with the Chairman and the non-employee directors regarding meeting agendas and schedules and the content and flow of information to the Board.

■

Provides Board leadership if there is (or there is perceived to be) a conflict of interest with respect to the role of the Chairman who is also the CEO.

■

If requested by major stockholders, being available to them for consultation and communication as appropriate.

■

Any additional duties set forth in our Corporate Governance Principles or By-Laws, or as the Board may determine.

BOARD COMMITTEE PROFILES*

Committee	Members	2020 Meetings	Principal Responsibilities
Audit and Compliance Committee (“Audit Committee”)	Dr. Thomas W. Gilligan (Chair) Arthur R. Collins Dorene C. Dominguez Kevin P. Eltife Dr. Stuart A. Gabriel Michael M. Wood	4 meetings (100% member attendance)

Oversees our corporate accounting and reporting practices and audit process, including our Independent Auditor’s qualifications, independence, retention, compensation and performance; and may approve our incurring, guaranteeing or redeeming debt.

Management Development and Compensation Committee (“Compensation Committee”)	Melissa Lora (Chair) Timothy W. Finchem Robert L. Johnson Jodeen A. Kozlak James C. Weaver	5 meetings (96% member attendance)

Evaluates and recommends our CEO’s compensation; determines compensation for the CEO’s direct reports; and evaluates and recommends non-employee director compensation. Frederic W. Cook & Co., Inc. (“FWC”) assists the committee as its outside compensation consultant.

Nominating and Corporate Governance Committee (“Nominating Committee”)	Robert L. Johnson (Chair) Dorene C. Dominguez Timothy W. Finchem Dr. Thomas W. Gilligan James C. Weaver Michael M. Wood	5 meetings (96% member attendance)

Oversees our corporate governance policies and practices; and as further discussed in Annex 1, reviews “related party transactions;” identifies, evaluates and recommends qualified director candidates to the Board; and administers the annual Board evaluation process.

*

Board committees' responsibilities and composition did not change in 2020, other than Messrs. Collins and Eltife joining the Audit Committee in October. In January 2021, Ms. Kozlak joined, and Ms. Lora replaced Kenneth M. Jastrow, II as Chair of, the Compensation Committee; Ms. Lora and Mr. Weaver rotated off the Audit Committee; and Mr. Weaver joined the Nominating Committee. Attendance percentage figures are averages.

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BOARD ROLE IN RISK OVERSIGHT

The Board oversees our management’s plans, policies and processes for identifying, assessing and addressing business-related risks while advancing our strategic growth goals. To monitor COVID-19's initial impact on our business, directors held bi-monthly conference calls with management from early April through July 2020, which included presentations and discussion on the evolving risk environment for our operations and financial position. The Board has also delegated certain risk oversight responsibilities to its committees, as described below. At each Board meeting, the chair of each committee reports on the risks their committee has discussed with management, as well as their committee’s other activities.

Audit Committee

The Audit Committee oversees our management’s performance of an annual enterprise risk management assessment that identifies significant business and operations risks based on probability, impact and mitigating factors, which it reports on to the Board. This assessment’s outcome drives our internal audit department’s activities, which are based on a committee-approved annual audit plan. The internal audit department’s performance against the approved audit plan along with the department’s audit findings are reported and discussed at the committee’s quarterly meetings and on request. The committee also monitors cybersecurity risks and our evolving physical, electronic and other protection strategies and initiatives, with the lead responsible executives periodically reporting to the committee. Further, the committee receives reports at each regular meeting from our senior finance, accounting, legal and compliance, and internal audit personnel on risks within their respective area of responsibility. It also conducts separate executive sessions with each of those individuals and with our Independent Auditor to discuss such risks.

Compensation Committee

The Compensation Committee oversees an annual employee compensation risk assessment FWC performs together with our management that largely focuses on potential policy and program design and implementation risks. The committee also annually reviews our compliance with our equity-based award grant policy, and our human capital development and management succession planning (both short- and long-term) for all levels of our organization, which, among other things, assesses executive bench readiness and diversity within our workforce. In addition, the committee reviews and, as appropriate, approves the compensation arrangements our senior human resources personnel develop. Based on this oversight approach, including the results of our most recent annual risk assessment, we do not believe that risks arising from our present employee compensation policies and programs are reasonably likely to have a material adverse effect on us.

Nominating Committee

The Nominating Committee oversees risks relating to corporate governance, including assessing potential related party transactions, and evaluating the mix of director skills and experience with that of potential director candidates and the Board’s needs. The committee also reviews updates to our core governance policies based on input from management and recommends changes to the Board.

Governance Documents Availability

Our Certificate of Incorporation, By-Laws, Corporate Governance Principles, Board-approved charters for each standing committee and Ethics Policy serve as the foundation of our corporate governance. Each document, along with each of our Securities and Exchange Commission (“SEC”) filings, is available online for viewing, printing or downloading at www.investor.kbhome.com/corporate-governance. These documents are also available in print upon request. The information on our website is not incorporated by reference into and does not form a part of this Proxy Statement.

Communicating with the Board

Any interested party may write to the Board, the Chairman of the Board, the Lead Independent Director or any other director in care of our Corporate Secretary at KB Home, 10990 Wilshire Boulevard, Los Angeles, CA 90024.

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BOARD EXPERIENCE AND SKILLS

We have a balanced and well-diversified Board composed of actively engaged directors possessing skill sets in a range of sectors relevant to our business, as summarized in the charts below. In addition, our directors have executive management or other experience that enables them to effectively contribute business acumen, strategic insight, risk management sensibility, financial comprehension, informed counsel and practical knowledge across the operating dimensions of our enterprise. Below is a summary of some of the Board’s attributes.

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DIRECTOR COMPENSATION

Directors, other than Mr. Mezger, who is not paid for his Board service, are compensated as described below. We also pay directors’ travel-related expenses for Board meetings and Board activities. Our director compensation program is shown in the table below.

NON-EMPLOYEE DIRECTOR COMPENSATION*

Board Retainer:	$100,000
Equity Grant (grant date fair value):	$162,500
Lead Independent Director Retainer:	$40,000
Committee Chair Retainers:	$27,500 (Audit Committee) $21,000 (Compensation Committee) $20,000 (Nominating Committee)
Committee Member Retainers:	$12,500 (Audit Committee) $10,000 (Compensation Committee) $10,000 (Nominating Committee)
Meeting Fees:	$1,500 (per applicable meeting, as described below)
* Directors elected to the Board other than at an annual meeting receive prorated compensation.

RETAINERS

Each director may elect to receive retainers in equal quarterly cash installments, in unrestricted shares of our common stock or in deferred common stock awards (“stock units”). Equity-based grants are made as described below.

EQUITY GRANT

Each director may generally elect to receive their equity grant in common stock or stock units. Grants are made on election to the Board, with the rounded number of shares/units based on our common stock’s grant date closing price. Directors receive a share of our common stock for each stock unit they hold on the earlier of a change in control or leaving the Board. Directors receive cash dividends on their common stock holdings and cash dividend equivalent payments on their stock units. Stock units have no voting rights. If a director has not satisfied their stock ownership requirement (see “Stock Ownership Requirements”), they can receive only stock units for their equity grant and must hold all shares of common stock until they satisfy the requirement or leave the Board.

MEETING FEES

Directors receive fees for each non-regularly scheduled Board or committee meeting they attend if they have also attended all the same body’s prior meetings in a specified 12-month period. No meeting fees were paid in 2020.

INDEMNIFICATION AGREEMENTS

We have agreements with our directors that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.

DIRECTORS’ LEGACY PROGRAM

From 1995 to 2007, we maintained a Directors’ Legacy Program. Mr. Finchem and Ms. Lora are the only current directors who are participants, as is Director Emeritus Kenneth M. Jastrow, II. Under the program, after a participant’s death, we will make a donation on each participant’s behalf of up to $1.0 million directly to up to five participant-designated qualifying charitable institutions or organizations in 10 equal annual installments. Program participants are fully vested in their donation amount; however, neither they nor their families receive any proceeds, compensation or tax savings associated with the program. We maintain life insurance policies to help fund program donations. In 2020, no premium payments were required to be made on policies associated with current directors. The total amount payable under the program at November 30, 2020 was $14.5 million.

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DIRECTOR COMPENSATION DURING FISCAL YEAR 2020

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)	Total ($)
Mr. Collins	$28,125	$81,250	$—	$109,375
Ms. Dominguez	122,500	162,500	—	285,000
Mr. Eltife	28,125	81,250	—	109,375
Mr. Finchem	120,000	162,500	—	282,500
Dr. Gabriel	112,500	162,500	—	275,000
Dr. Gilligan	137,500	162,500	—	300,000
Mr. Jastrow (c)	121,000	162,500	—	283,500
Mr. Johnson	100,000	192,500	—	292,500
Ms. Lora	162,500	162,500	—	325,000
Mr. Weaver	100,000	185,000	—	285,000
Mr. Wood	100,000	185,000	—	285,000
(a)

Fees Earned or Paid in Cash. These amounts generally represent cash retainers paid to directors per their individual elections. The amount for Ms. Lora includes her Lead Independent Director retainer. The amounts for Messrs. Collins and Eltife reflect their election to the Board in October 2020.

(b)

Stock Awards. These amounts represent the aggregate grant date fair value of the shares of our common stock or stock units granted to our directors in 2020 based on their individual elections with regard to their retainers and type of equity grant (i.e., shares or stock units). The grant date fair value of each such award is equal to the closing price of our common stock on the date of grant. All grants were made on April 9, 2020, except those for Messrs. Collins and Eltife were made on October 8, 2020, the date they were elected to the Board. Ms. Kozlak received a grant of 986 shares of our common stock upon her election to the Board on January 21, 2021. The table below shows the respective grants to our directors in 2020. The aggregate number of outstanding stock awards and option awards held by our non-employee directors at the end of our 2020 fiscal year are shown under “Ownership of KB Home Securities,” exclusive of 2,043 shares of our common stock Ms. Lora directly owns.

Name	2020 Common Stock Grants (#)	2020 Stock Unit Grants (#)
Mr. Collins	2,028	—
Ms. Dominguez	7,199	—
Mr. Eltife	2,028	—
Mr. Finchem	7,199	—
Dr. Gabriel	7,199	—
Dr. Gilligan	7,199	—
Mr. Jastrow	—	7,199
Mr. Johnson	8,528	—
Ms. Lora	—	7,199
Mr. Weaver	—	8,195
Mr. Wood	996	7,199
(c)

Mr. Jastrow served as a director throughout 2020. On January 21, 2021, Mr. Jastrow resigned as a director in conjunction with the Board appointing him as Director Emeritus. For his Director Emeritus service, Mr. Jastrow will receive as compensation the current Board cash retainer, plus the fair value of the standard equity grant, all payable in cash quarterly for each quarterly period of service, as well as reimbursement for service-related expenses.

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ELECTION OF DIRECTORS

The Board will present as nominees at the Annual Meeting, and recommends our stockholders elect to the Board, each of the individuals named below for a one-year term ending at the election of directors at our 2022 annual meeting. Each nominee has consented to being nominated and agreed to serve as a director if elected. Other than Ms. Kozlak, who was elected to the Board in January 2021, and Messrs. Collins and Eltife, who were each elected to the Board in October 2020, each nominee is standing for re-election.

Should any of the nominees become unable to serve as a director prior to the Annual Meeting, the named proxies, unless otherwise directed, may vote for the election of another person as the Board may recommend. If the Board’s nominees are elected at the Annual Meeting, the Board will have 12 directors.

VOTING STANDARD

To be elected, each nominee must receive a majority of votes cast in favor (i.e., the votes cast for a nominee’s election must exceed the votes cast against their election).

BOARD RECOMMENDATION: FOR APPROVAL OF EACH DIRECTOR NOMINEE

DIRECTOR SUCCESSION AND REFRESHMENT

Although there are no term limits for directors, a director must retire from the Board as of the first annual meeting following their 75th birthday. With several long-standing directors approaching this retirement age over the next few years, the Board proactively developed and implemented in 2020 and early 2021 aspects of a plan to refresh its membership. It elected three new, highly qualified directors — Ms. Kozlak and Messrs. Collins and Eltife — who enhance its diversity and range of skills and expertise. In addition, at his suggestion to enable the Board to elect Ms. Kozlak, and to facilitate an orderly succession process where it can continue to benefit from his insight and experience from 20 years of service as a director, the Board appointed Mr. Jastrow in January 2021 to the newly created position of Director Emeritus for a one-year term. Mr. Jastrow resigned as a director in conjunction with this appointment and therefore will not be standing for election at the Annual Meeting.

MAJORITY VOTING STANDARD

Our Corporate Governance Principles provide that a director nominee who fails to win election to the Board in an uncontested election is expected to tender his or her resignation from the Board (or to have previously submitted a conditional tender). An “uncontested election” is one in which there is no director nominee that has been nominated by a stockholder in accordance with our By-Laws. This election is an uncontested election. If an incumbent director fails to receive the required vote for election in an uncontested election, the Nominating Committee will act promptly to determine whether to accept the director’s resignation and will submit its recommendation for the Board’s consideration. The Board expects the director whose resignation is under consideration to abstain from participating in any decision on that resignation. The Nominating Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation.

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ARTHUR R. COLLINS	DORENE C. DOMINGUEZ

Age: 60 Director Since: 2020	Age: 58 Director Since: 2017

Arthur R. Collins is the founder and managing partner of theGROUP, a strategy, policy and communications firm. Prior to founding theGROUP in 2011, Mr. Collins was Chairman and CEO of Public Private Partnership, Inc., which he established in 1989. Mr. Collins has deep experience advising corporate, governmental, nonprofit and political organizations clients across a broad range of matters, including national security, energy, healthcare, agriculture, information technology, transportation, manufacturing and financial services. He also has a substantial presence in Washington, D.C. and the Southeast United States, where we have significant business operations.

SKILLS AND QUALIFICATIONS:

■

Founder and Managing Partner, theGROUP

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

RLJ Lodging Trust

OTHER PROFESSIONAL EXPERIENCE:

■

Vice Chair, Brookings Institution Board of Trustees (2014-Present)

■

Chairman, Morehouse School of Medicine Board of Trustees (2008-Present)

■

Member, Meridian International Center Board of Trustees (2011-2017)

■

Chairman, Florida A&M University Board of Trustees (2001-2003)

Dorene C. Dominguez has served since 2004 as Chairwoman and Chief Executive Officer of the Vanir Group of Companies, Inc. and its subsidiaries Vanir Construction Management, Inc. and Vanir Development Company, Inc., which provide a wide range of program, project and construction management services for clients in the healthcare, education, justice, water/wastewater, public buildings, transportation and energy markets throughout the United States. Ms. Dominguez also serves as Chair of The Dominguez Dream, a nonprofit organization that provides academic enrichment programs in math, science, language arts and engineering to elementary schools in underserved communities. Ms. Dominguez has extensive experience in executive management, finance, and civic engagement, as well as significant expertise in project and asset management and real estate development. She also has a substantial presence and is well-regarded in California, an important market for us.

SKILLS AND QUALIFICATIONS:

■

Chairwoman and Chief Executive Officer, Vanir Group of Companies, Inc.

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

CIT Group Inc.

OTHER PROFESSIONAL EXPERIENCE:

■

Board of Trustees Member, University of Notre Dame (2018-Present)

■

Board Member, California Chamber of Commerce (2017-Present)

■

Member, The Coca-Cola Company Hispanic Advisory Council (2016-Present)

■

Board Member, Pride Industries, nonprofit employer of individuals with disabilities (2009-Present)

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KEVIN P. ELTIFE	TIMOTHY W. FINCHEM

Age: 61 Director Since: 2020	Age: 73 Director Since: 2005

Kevin P. Eltife has been the founder and owner of Eltife Properties, Ltd., a commercial real estate investment firm, since 1996. He also has served since 2018 as the Chairman of The University of Texas System Board of Regents, following his initial appointment to that board in 2017. Previously, Mr. Eltife served as a Texas State Senator and as the Mayor of Tyler, Texas. Mr. Eltife has deep expertise in overseeing sophisticated real estate development projects, a strong background in executive leadership and governance, and considerable policymaking and civic engagement experience. In addition, he is highly regarded in Texas, which is an important market for us.

SKILLS AND QUALIFICATIONS:

■

Founder and Owner, Eltife Properties, Ltd.

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Chairman, The University of Texas System Board of Regents (2018-Present; Member 2017-Present)

■

Texas State Senator (2004-2016; President pro tempore, 2015-2016)

■

Director, First Citizens Bank (2002-Present)

■

Mayor, Tyler, Texas (1996-2002)

Mr. Finchem has been Board Chair of The First Tee, a nonprofit youth development organization providing educational programs through the game of golf, since it was founded in 1997. He previously served as Commissioner of the PGA TOUR, a membership organization for professional golfers, from 1994 until his retirement in December 2016. He joined the PGA TOUR in 1987, and was promoted to Deputy Commissioner and Chief Operating Officer in 1989. Mr. Finchem has demonstrated success in broadening the popularity of professional golf among the demographic groups that make up our core homebuyers and has experience in residential community development. He also has a substantial presence in Florida, one of our key markets.

SKILLS AND QUALIFICATIONS:

■

Board Chair, The First Tee

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Commissioner, PGA TOUR (1994-2016)

■

Co-founder, National Marketing and Strategies Group (1980-1986)

■

Deputy Advisor to the President, White House Office of Economic Affairs (1978-1979)

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DR. STUART A. GABRIEL	DR. THOMAS W. GILLIGAN

Age: 67 Director Since: 2016	Age: 66 Director Since: 2012

Dr. Gabriel has been since 2007 the director of the Richard S. Ziman Center for Real Estate at UCLA, and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management. With Dr. Gabriel’s significant professional experience in and distinguished study of macroeconomics and real estate, mortgage and finance markets, he has considerable knowledge and insight with respect to the economic, regulatory and financial drivers that affect housing and homebuilding at local, regional and national levels. In addition, with more than two decades of service in leadership roles at two of the most preeminent academic institutions in the country — UCLA and USC — he has substantial management and administrative expertise and is highly respected for his perspective on housing and land use matters in California, an important market for us, and nationally.

SKILLS AND QUALIFICATIONS:

■

Director, Richard S. Ziman Center for Real Estate at UCLA; and Professor of Finance and Arden Realty Chair, UCLA Anderson School of Management

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

KBS Real Estate Investment Trust II, Inc.

■

KBS Real Estate Investment Trust III, Inc.

■

KBS Real Estate Investment Trust, Inc. (2005-2018)

OTHER PROFESSIONAL EXPERIENCE:

■

Director and Lusk Chair, USC Lusk Center for Real Estate (1997-2007)

■

Associate Professor/Professor, Finance and Business Economics, USC Marshall School of Business (1990-1997)

■

Economics Staff Member, Federal Reserve Board (1986-1990)

Dr. Gilligan is currently a Senior Fellow at the Hoover Institution on War, Revolution, and Peace at Stanford University, a position he has held since September 2020. From September 2015 until September 2020, Dr. Gilligan served as the Tad and Dianne Taube Director of the Hoover Institution, which is a public policy research center devoted to the advanced study of economics, politics, history, political economy, and international affairs. Dr. Gilligan has deep knowledge of and significant academic credentials in the fields of finance, economics, and business administration. He also brings extensive leadership skills and experience from his many years of service as a dean at two of the premier post-graduate business schools in the country and his immediate past position as the head of a prominent public policy institution. In addition, he is well-known and highly regarded, professionally and personally, in both Texas and California, which are key markets for us.

SKILLS AND QUALIFICATIONS:

■

Senior Fellow, The Hoover Institution on War, Revolution and Peace

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

Southwest Airlines Co.

OTHER PROFESSIONAL EXPERIENCE:

■

Director, Hoover Institution (2015-2020)

■

Dean, McCombs School of Business (2008-2015)

■

Interim Dean, USC Marshall School of Business (2006-2007; Professor 1987-2006)

■

Assistant Professor, California Institute of Technology (1984-1987)

■

Staff Economist, White House Council of Economic Advisors (1983-1984)

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ROBERT L. JOHNSON	JODEEN A. KOZLAK

Age: 74 Director Since: 2008	Age: 57 Director Since: 2021

Robert L. Johnson is founder and chairman of The RLJ Companies, an innovative business network that provides strategic investments in a diverse portfolio of companies in the consumer financial services, private equity, asset management, real estate, hospitality, gaming and automobile dealership industries. Prior to forming The RLJ Companies in 2004, Mr. Johnson was founder and chief executive officer of BET, the nation’s first and leading television network providing quality entertainment, music, news, sports and public affairs programming for the African American audience. He continued to serve as chief executive officer of Black Entertainment Television (BET) until 2006. Mr. Johnson has significant experience in real estate, finance, mortgage banking and brand-building enterprises and a unique and diverse background in a number of industry sectors.

SKILLS AND QUALIFICATIONS:

■

Founder and Chairman, The RLJ Companies

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

Discovery, Inc.

■

Elevate Credit, Inc.

■

G-III Apparel Group, Ltd.

■

RLJ Lodging Trust

■

Lowe’s Companies, Inc. (2005-2018)

■

RLJ Entertainment, Inc. (2012-2018)

■

Strayer Education, Inc. (2003-2016)

OTHER PROFESSIONAL EXPERIENCE:

■

Museum Council Member, Smithsonian Institution’s National Museum of African American History and Culture (2004-Present)

■

Founder and Chief Executive Officer of BET, a television and entertainment network (1979-2006)

Jodeen A. Kozlak is the founder and CEO of Kozlak Capital Partners, LLC, a private consulting firm. Ms. Kozlak previously served as the Global Senior Vice President of Human Resources of Alibaba Group, a multinational conglomerate. Ms. Kozlak also previously served as the Executive Vice President and Chief Human Resources Officer of Target Corporation, one of the largest retailers in the U.S., and held other senior roles in her 15-year career at the company. Prior to joining Target, Ms. Kozlak was a partner in a private law practice. Ms. Kozlak has significant experience and insight into human capital management, talent development and executive compensation across a variety of organizational structures, as well as a strong background in executive leadership. In addition, she is well-known and highly respected in California, which is a significant market for us.

SKILLS AND QUALIFICATIONS:

■

Founder and CEO, Kozlak Capital Partners, LLC

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

C.H. Robinson Worldwide, Inc.

■

Leslie’s, Inc.

■

MGIC Investment Corporation

OTHER PROFESSIONAL EXPERIENCE:

■

Global Senior Vice President of Human Resources of Alibaba Group (2016-2017)

■

Executive Vice President and Chief Human Resources Officer of Target Corporation (2007-2016)

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MELISSA LORA	JEFFREY T. MEZGER

Age: 58 Director Since: 2004 Lead Independent Director Since: 2016	Age: 65 Director Since: 2006 Chairman Since: 2016

Melissa Lora, a corporate director, served in several senior executive roles over her 31-year career at Taco Bell Corp., a division of Yum! Brands, Inc., one of the world’s largest restaurant companies, including as president of its international businesses at her retirement. In that position, she spearheaded Taco Bell International’s growth, driving a record number of new restaurant openings, and was widely recognized as an influential female leader in the industry. Ms. Lora is very knowledgeable of and has substantial experience and expertise in financial matters as well as in managing real estate assets. She made significant contributions to the work of the Audit Committee during her tenure as a member, providing strong leadership as its chair from 2008 to 2018. The Board first elected Ms. Lora as Lead Independent Director in November 2016, and has re-elected her to the role in each subsequent year.

SKILLS AND QUALIFICATIONS:

■

Former President, Taco Bell International

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

Conagra Brands, Inc.

■

MGIC Investment Corporation

OTHER PROFESSIONAL EXPERIENCE:

■

President, Taco Bell International (2013-2018)

■

Global Chief Financial and Development Officer, Taco Bell Corp. (2012-2013)

■

Chief Financial and Development Officer, Taco Bell Corp. (2006-2012)

■

Chief Financial Officer, Taco Bell Corp. (2001-2006)

Jeffrey T. Mezger has been our President and Chief Executive Officer since November 2006, and was elected Chairman of the Board in 2016. Prior to becoming President and Chief Executive Officer, Mr. Mezger served as our Executive Vice President and Chief Operating Officer, a position he assumed in 1999. From 1995 until 1999, Mr. Mezger held a number of executive posts in our southwest region, including Division President, Arizona Division, and Senior Vice President and Regional General Manager over Arizona and Nevada. Mr. Mezger joined us in 1993 as president of the Antelope Valley Division in Southern California. In 2012, Mr. Mezger was inducted into the California Homebuilding Foundation Hall of Fame. As our CEO, Mr. Mezger has demonstrated consistently strong operational leadership, and ownership of our business strategy and its results. He has also established himself as a leading voice in the industry through his over 40 years of experience in the public company homebuilding sector.

SKILLS AND QUALIFICATIONS:

■

Chairman, President and Chief Executive Officer, KB Home

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Policy Advisory Board Member, Fisher Center for Real Estate and Urban Economics at UC Berkeley Haas School of Business (2010-present)

■

Founding Chairman, Leading Builders of America (2009-2013; Executive Committee member until 2016)

■

Policy Advisory Board Member, Harvard Joint Center for Housing Studies (2004-present; Board Chair 2015-2016)

■

Executive Board Member, USC Lusk Center for Real Estate (2000-2018)

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JAMES C. WEAVER	MICHAEL M. WOOD

Age: 45 Director Since: 2017	Age: 73 Director Since: 2014

James C. “Rad” Weaver is CEO and Chairman of CW Interests, LLC, an investment management firm in San Antonio, Texas. He oversees the implementation of the company’s investment strategies, including management of direct investments in private operating businesses. Mr. Weaver is the former CEO of McCombs Partners. He also serves as a director of several private companies including Cox Enterprises, Inc., Circuit of the Americas and Milestone Brands. In 2017, he was appointed to the University of Texas System Board of Regents. Mr. Weaver has considerable experience in executive leadership, business strategy and execution, financial planning and analysis, and asset/investment management across a broad range of industries and brings critical insight on governance and economic and regulatory policymaking. In addition, with his professional achievements and significant community involvement, he has a substantial presence and is well-regarded in Texas, a core market for us.

SKILLS AND QUALIFICATIONS:

■

Chief Executive Officer and Chairman, CW Interests, LLC

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Member, The University of Texas System Board of Regents (2017-Present)

■

Board Member and Current Chair Pro Tem, San Antonio Branch, Federal Reserve Bank of Dallas (Member 2014-Present; Chair Pro Tem 2016-Present)

■

Member, The McCombs School of Business Advisory Council (2014-Present)

■

San Antonio Chamber of Commerce Board of Directors (Member 2014-2017; Chairman 2016-2017)

■

McCombs Partners (2000-2020; Chief Executive Officer 2006-2020)

Michael M. Wood is founder and chairman of Redwood Investments LLC, a Washington, D.C.-based investment company established in 2005 and concentrating in media, real estate and alternative energy. From 2006-2009 he was US Ambassador to Sweden. In 2009, Mr. Wood received from the King of Sweden the insignia of Commander Grand Cross, Order of the Polar Star medal given by Sweden’s Royal Family to people of foreign birth who make significant contributions to Sweden. Prior to becoming the U.S. Ambassador to Sweden, Mr. Wood was co-founder and CEO of Hanley Wood LLC, the leading media company in the construction industry and one of the 10 largest business-to-business media companies in the U.S. Mr. Wood has extensive knowledge of the homebuilding industry and significant experience in real estate and alternative energy investing, providing substantial insight and expertise with respect to our business operations and our longstanding commitment to sustainability. He also has a distinguished policymaking background.

SKILLS AND QUALIFICATIONS:

■

Founder and Chairman, Redwood Investments LLC

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Chairman, Winsight, LLC, a business-to-business publishing company (2012-2017)

■

U.S. Ambassador to Sweden (2006-2009)

■

Co-Founder and Chief Executive Officer, Hanley Wood LLC, a business-to-business publishing company (1976-2005)

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OWNERSHIP OF KB HOME SECURITIES

The table below shows the amount and nature of our non-employee directors’ and NEOs’ respective beneficial ownership of our common stock as of February 16, 2021. Except as otherwise indicated below, the beneficial ownership is direct and each owner has sole voting and investment power with respect to the reported securities holdings.

Non-Employee Directors*	Total Ownership(a)	Stock Options(b)
Arthur R. Collins	2,028	—
Dorene C. Dominguez	21,022	—
Kevin P. Eltife	2,028	—
Timothy W. Finchem	181,092	—
Dr. Stuart A. Gabriel	35,222	—
Dr. Thomas W. Gilligan	83,460	26,889
Robert L. Johnson	166,002	70,849
Jodeen A. Kozlak	986	—
Melissa Lora	221,269	44,076
James C. Weaver	23,885	—
Michael M. Wood	56,418	—
Named Executive Officers
Jeffrey T. Mezger	2,265,742	1,278,252
Jeff J. Kaminski	439,587	355,882
Matthew W. Mandino	82,187	59,980
Albert Z. Praw	120,651	—
Brian J. Woram	331,899	172,642
All directors and executive officers as a group (16 people)	4,033,478	2,008,570

(a)

No non-employee director or NEO owns more than 1% of our outstanding common stock, except for Mr. Mezger, who owns 2.3%. All non-employee directors and executive officers as a group own 4.0% of our outstanding common stock. The total ownership amount reported for each non-employee director includes all equity-based compensation awarded to them for their service on the Board, encompassing shares of common stock, stock units and stock options. Dr. Gabriel, Ms. Lora, Mr. Wood and Mr. Kaminski each hold their respective vested shares of our common stock in family trusts over which they have shared voting and investment control with their respective spouses.

(b)

The reported stock option amounts are the shares of our common stock that can be acquired within 60 days of February 16, 2021. Non-employee director stock options were last granted in April 2014, as they ceased being a component of director compensation after that date. Some non-employee director stock options held by Mr. Johnson (37,993) and Ms. Lora (11,220) have 15-year terms. The remainder have 10-year terms. For non-employee directors who leave the Board due to retirement or disability (in each case as determined by the Compensation Committee), or death, their stock options will be exercisable for the options’ respective remaining terms. Otherwise, non-employee director stock options must be exercised by the earlier of their respective terms or the first anniversary of a director’s leaving the Board (for 15-year stock options), or the third anniversary of leaving the Board (for 10-year stock options). Based on the non-employee directors’ respective elections, each non-employee director stock option represents a right to receive shares of our common stock equal in value to the positive difference between the option’s stated exercise price and the fair market value of our common stock on an exercise date, and are therefore settled in a manner similar to stock appreciation rights. None held by current directors have been so settled.

*

Director Emeritus Mr. Kenneth M. Jastrow, II has a total ownership of 148,560, encompassing shares of common stock and stock units.

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The following table shows the beneficial ownership of each stockholder known to us to beneficially own more than five percent of our common stock. Except for the GSOT, the below information (including footnotes) is based solely on the stockholders’ respective Schedule 13G or Schedule 13G/A filings with the SEC and reflect their respective determinations of their and/or their respective affiliates’ and subsidiaries’ ownership as of December 31, 2020. Some percentage ownership figures below have been rounded.

Stockholder(a)	Total Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	11,151,919	12.3%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	7,865,327	8.7%
KB Home Grantor Stock Ownership Trust(b) Wells Fargo Retirement and Trust Executive Benefits, One West Fourth Street, Winston-Salem, NC 27101	7,124,317	7.2%
FMR LLC 245 Summer Street, Boston, Massachusetts 02210	4,864,262	5.4%
(a) The stockholders’ respective voting and dispositive power with respect to their reported ownership is presented below, excluding the GSOT.
	Blackrock, Inc.(i)	The Vanguard Group, Inc.(ii)	FMR LLC(iii)
Sole voting power	10,947,747	—	1,373,343
Shared voting power	—	107,612	—
Sole dispositive power	11,151,919	7,684,442	4,864,262
Shared dispositive power	—	180,885	—
(i)

Blackrock, Inc. is a parent holding company. A BlackRock, Inc. subsidiary, BlackRock Fund Advisors, beneficially owned five percent or more of Blackrock, Inc.’s reported total beneficial ownership.

(ii)

The Vanguard Group, Inc. is an investment adviser to various investment companies.

(iii)

FMR LLC is a parent holding company predominantly owned by a family that includes Abigail P. Johnson, a director and the chairman and chief executive officer of FMR LLC. Fidelity Management & Research Company LLC, an FMR LLC subsidiary and an investment advisor, beneficially owned five percent or more of FMR LLC's reported total beneficial ownership.

(b)

The GSOT’s percent of class figure is relative to the total number of shares of our common stock entitled to vote at the employees who hold unexercised common stock options under our employee equity compensation plans determine the voting of the GSOT shares. Employees who are also directors cannot vote GSOT shares; therefore, Mr. Mezger cannot direct the vote of any GSOT shares. If all eligible employees submit voting instructions, our other NEOs can direct the vote of the following amounts of GSOT shares: Mr. Kaminski 2,311,625; Mr. Mandino 389,599; Mr. Woram 1,615,050; and all eligible executive officers as a group: 4,316,274.

STOCK OWNERSHIP REQUIREMENTS

Our non-employee directors and senior executives are subject to stock ownership requirements to better align their interests with those of our stockholders. Our Corporate Governance Principles require each of our non-employee directors to own at least five times the Board retainer (which currently equates to $500,000) in value of our common stock or common stock equivalents by the fifth anniversary of joining the Board. The executive stock ownership policy requires designated senior executives, including our NEOs, to own a certain number of shares within a specified period. The policy is discussed under “Equity Stock Ownership Policy.” Each of our non-employee directors and NEOs is in compliance with their respective policy requirements.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16 of the Exchange Act of 1934, as amended, our directors, executive officers and any persons holding more than 10% of our common stock are required to report to the SEC initial ownership of our common stock and any subsequent changes in ownership. The SEC has established specific filing due dates, and we are required to disclose any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, we are aware of no late Section 16(a) filings other than a late Form 4 filed by Matthew W. Mandino reporting the disposition of shares to us to cover tax withholding obligations arising from the vesting of a restricted stock award in October 2020 due to our administrative oversight.

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COMPENSATION DISCUSSION AND ANALYSIS

FINANCIAL PERFORMANCE AND COMPENSATION HIGHLIGHTS

The COVID-19 pandemic and related governmental control measures severely disrupted global and national economies, the U.S. housing market and our business during our 2020 second quarter. With the easing to varying degrees of restrictive public health orders in our served markets beginning in May, our net orders began to rebound significantly following a low point in April as housing demand fueled by the combination of historically low mortgage interest rates, a limited supply of resale inventory and consumers’ increasing desire to own a single-family home drove our third- and fourth-quarter net orders to 15-year highs. Though this sharp rise in net orders in the second half of 2020 generated a substantial expansion in backlog, and positioned us for considerable top-line and bottom-line growth in 2021, our deliveries and revenues for our full 2020 fiscal year reflected the negative effects from the early stages of the pandemic.

Though the COVID-19 pandemic had a negative impact on our business, we made no changes to our executive compensation programs in 2020 due to the pandemic. Specifically:

■

Annual and long-term incentive plans and goals we set before the pandemic were not adjusted in any way.

■

No special awards, bonuses or benefits were granted to our NEOs.

■

No NEO received a base salary increase.

ANNUAL ACHIEVEMENTS

Even with the challenges we faced in 2020, we increased our quarterly cash dividend more than 66% and had another year of strong performance, including the following (comparisons are to the prior year):

■

Revenues totaled $4.18 billion, down approximately 8%, largely driven by the COVID-19 pandemic-related disruptions during our fiscal second quarter.

■

Pretax income of $364.0 million, up 5%.

■

Net income rose to $296.2 million from $268.8 million, a 10% increase.

■

Diluted earnings per share grew 10% to $3.13.

■

Debt to capital ratio improved 270 basis points to 39.6%.

■

Stockholders’ equity increased 12% to $2.67 billion.

■

Year-end backlog value grew 63% to $2.96 billion.

THREE-YEAR RESULTS

Over the 2018 – 2020 period, we significantly improved our business in a number of areas, including the following:

■

Increased pretax income by 26% over the period.

■

Generated net income growth of 64% and diluted earnings per share growth of 69%.

■

Debt to capital ratio improved significantly to 39.6% from 54.7%.

■

Book value per share increased 31% to $29.09.

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TOTAL STOCKHOLDER RETURN

For the five-year period concluding in 2020, we achieved exceptional total stockholder return (“TSR”) results (including reinvestment of dividends), ranking at the 88th percentile of our peer group, and exceeding the returns of the S&P 500 Index and the Dow Jones US Home Construction Index.

	2015	2016	2017	2018	2019	2020
KB Home	$100	$113	$225	$152	$254	$262
S&P 500 Index	100	108	133	141	164	192
Dow Jones US Home Construction Index	100	88	158	113	164	201

Our five-year TSR results placed us second in our peer group, and our three-year annualized TSR ranks at the median of our peer group. With the volatility that we faced during 2020, and in the context of our business and its typical investment, development and product delivery cycle, we consider these longer-term measurement periods of TSR as generally more indicative of our performance than are shorter measurement periods.

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PAY FOR PERFORMANCE — 2020 FISCAL YEAR CEO COMPENSATION

■

More than 90% of our CEO’s 2020 total direct compensation (i.e., value of base salary and annual and long-term incentive awards) was performance-based and his base salary remained the same as in the prior three years.

■

Our CEO’s annual incentive award of $6.52 million for 2020 was approximately 7% above the prior year’s award, reflecting our performance on the relevant metrics.

■

100% of our CEO’s long-term incentives were performance-based restricted stock units (“PSUs”) and the 2020 target award grant value approximated the median long-term incentive award value granted to chief executive officers in our peer group over the past two years.

■

Based on preliminary estimates, we expect our CEO to earn his three-year 2017 PSU award at 140% of target (as discussed under “2017 PSU Awards”), primarily based on our achieving maximum results for two of the three performance measures.

The following table compares our CEO’s total direct compensation for 2020 and 2019, which increased approximately 3.6% year over year:

Total Direct Compensation*	2020	2019	Change
Base Salary	$1,150,000	$1,150,000	$—
Annual Incentive Award	6,523,927	6,081,611	442,316
Long-Term Incentive Award (PSU grant value)	5,000,009	4,999,987	22
TOTAL	$12,673,936	$12,231,598	$442,338
*

This table does not include certain amounts that are in the Summary Compensation Table. In particular, it excludes the change in our CEO’s pension value shown for both years, which is a required reporting item and represents only the actuarial increase in our CEO’s pension benefits based on interest rate fluctuations. It does not reflect any new benefits, cash or other compensation granted to or received by our CEO. This benefit has been frozen with no additional benefit accruals since 2004 (other than the same cost-of-living adjustments applied to federal social security benefits).

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LISTENING TO OUR STOCKHOLDERS

In 2020, we continued our longstanding practice of reaching out to our stockholders, including all of our 25 largest stockholders, and we directly engaged with holders representing over 50% of our outstanding shares ahead of our 2020 annual meeting. We conducted additional post-meeting proactive outreach in the fall and winter to approximately one-third of our 25 largest stockholders, and we engaged in telephonic meetings with several of them to discuss our approach to dealing with the challenges of the COVID-19 pandemic as well as our practices and their views regarding compensation, sustainability and governance matters. In our conversations, stockholders expressed general support for our compensation and ESG programs and policies and provided feedback that we have incorporated or are considering incorporating into our programs or public disclosures. We value our stockholders’ opinions, and in part based on discussions with them, the Compensation Committee over the past few years established tighter change in control vesting provisions in our equity award agreements and adopted an executive officer incentive compensation claw-back policy. In evaluating our executive compensation programs during 2020, the Compensation Committee considered the strong support stockholders have expressed through our annual NEO compensation advisory votes over the past few years for our approach to executive compensation, including a 92% level of support at our 2020 annual meeting. As a result, for 2020, the Compensation Committee decided to retain the core components of our executive compensation programs and to apply the same general principles and philosophy as in the prior fiscal year in its executive compensation decisions.

COMPENSATION GOVERNANCE

What We Do	What We Don't Do
Engage with and consider stockholder input in designing our executive pay programs.	No re-pricing or cash-out of underwater stock options without stockholder approval.
Link annual NEO incentive pay to objective, pre-established financial performance goals, which are three-year goals for long-term incentives.	We prohibit our NEOs (and our other employees and non-employee directors) from hedging or pledging their holdings of our securities.
Grant all of our NEOs’ long-term incentives in performance-based restricted stock units.	No new excise tax “gross-ups” for any officer or employee.
Since 2017, require double-trigger vesting of employee equity awards in a change in control.	No new executive officer severance arrangements without stockholder approval (see “Severance Arrangements”).
Subject our executive officers to an incentive compensation claw-back policy.	No payments of dividends or dividend equivalents on performance-based equity awards before they vest.
Perform, under Compensation Committee oversight, annual risk assessments to determine that our employee compensation policies and programs are not likely to have a material adverse effect on us.	Avoid excessive perquisites. Perquisites are generally limited to market-competitive medical benefits and the opportunity to participate in a deferred compensation plan.
Engage, at the sole direction of the Compensation Committee, an independent compensation consultant.
Maintain robust stock ownership requirements for all NEOs.
Maintain a relevant industry peer group.

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PAY PROGRAM OVERVIEW

The table sets forth the components of, and rationale for, each element of our executive compensation program.

Compensation Type	Description	Rationale
Base Salary	■ Fixed compensation delivered in cash on a semi-monthly basis.	■ A market-aligned component of the overall pay package to provide a baseline level of pay; key to attracting and retaining highly qualified executives.
Annual Incentive Program	■ Our NEOs’ 2020 annual incentives were performance-based and formula-driven, focused on pretax income and asset efficiency measures.	■ Motivates achievement of core strategic short-term financial results.
Long-Term Incentive Program
■

PSUs constituted 100% of the total grant date fair value of the long-term incentives for our NEOs, similar to our 2017 – 2019 grants.

■

2020 grants have three separate three-year performance measures: cumulative adjusted earnings per share, average adjusted return on invested capital, and revenue growth
versus our peer group.

■

Focuses executives on achievement of long-term results and encourages retention.

■

Establishes strong alignment with long-term stockholder interests through performance- based payouts in shares of our common stock.

Retirement Programs and Perquisites
■

A 401(k) plan in which all eligible employees may participate; market-competitive medical, dental and vision benefits; and opportunity to participate in a deferred compensation plan.

■

Legacy executive retirement and death benefit plans have been closed to new participants for 15 years.

■ Programs are aligned with market practices. ■ Focuses executives on earning rewards through performance pay elements, not through entitlements.

As outlined above, we place a significant emphasis on at-risk, performance-based pay. As shown below, in 2020, our CEO received over 90% of his total direct compensation in performance-based and/or at-risk vehicles. For our other NEOs, such vehicles, on average, approximated 80% of their total direct compensation.

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NEO COMPENSATION COMPONENTS

BASE SALARIES

The Compensation Committee annually reviews and approves the base salaries of our CEO and our other NEOs. The Compensation Committee approves NEO base salaries after considering several factors, including an NEO’s experience, specific responsibilities, capabilities, individual performance and expected future contributions; our current and expected financial and operational results; and market pay levels and trends to ensure competitiveness. During 2020, the Compensation Committee elected to hold base salaries flat with their 2019 levels for all NEOs.

2020 ANNUAL INCENTIVES

Our CEO’s annual incentive award of $6.52 million was performance-driven, determined pursuant to a formula-based plan typical of several of our peers. As a result, reflecting our performance on the relevant metrics, our CEO’s 2020 annual incentive award was approximately 7% above the prior year’s award.

Our annual incentive program is structured to drive performance within a single fiscal year period. As with our 2016 – 2019 programs, the 2020 program’s formula-driven funding would be determined based on two components: (a) total adjusted pretax income (“API”) performance relative to threshold and target goals set relative to then-expected market and business conditions in 2020; and (b) API performance relative to an asset efficiency measure. API is our total pretax income excluding certain compensation expense and certain inventory-related charges.

We view API as a comprehensive short-term measure of our senior officers’ performance, as it reflects their ability to generate profits by growing revenues, managing expenses and controlling fixed costs. The combination of the API and asset efficiency measures was designed to motivate our senior officers to generate profitable growth in alignment with our strategic goals.

The 2020 target payout opportunities were set at 150% of base salary for our CEO, 120% for our Chief Operating Officer and 100% for the remainder of our NEOs. As outlined in the Grants of Plan-Based Awards During Fiscal Year 2020 table, maximum payouts were limited to a multiple of target. The target and maximum annual incentive opportunities were designed to generate payout levels that, if achieved, would appropriately reward strong performance for 2020, and together with base salary and long-term incentives, provide competitive total direct compensation.

2020 ANNUAL INCENTIVE PROGRAM COMPONENT DETERMINATIONS

With our 2020 API performance, our NEOs became eligible to receive annual incentive payouts under the 2020 program.

API Performance Relative to Goals Component

The Compensation Committee set an API performance target of $440.0 million, an increase of 14% over our 2019 target API performance goal of $385.0 million, and approximately 4% over our 2019 actual API performance. The 2020 performance target was determined prior to the declaration of the COVID-19 global pandemic and was based on then current and expected housing market conditions. Despite incredible volatility during 2020, we achieved API of $442.7 million, a 4% increase from our actual 2019 API result of $424.3 million. Although our actual 2020 API exceeded the target performance level, payouts were limited under this component of the program to each NEO’s individual target amount.

As explained above and shown in the table below, this performance led to strictly formula-based payouts of 100% of target to our NEOs under the API performance component.

2020 API PERFORMANCE LEVELS AND PAYOUT SUMMARY

	Threshold	Target	Actual Result
API Performance Levels	$330.0 million	$440.0 million	$442.7 million
API Performance Levels Relative to Target	75%	100%	101%
Payout Level Ratios	50%	100%	100%

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Our NEOs could earn annual incentive payouts above their respective individual target payout levels (but limited to each such officer’s respective maximum payout level) only if and to the extent our API performance exceeded a minimum asset efficiency objective, as described below.

API Performance Relative to Asset Efficiency Component

Under this component, two and one quarter percent of each dollar of API over our minimum asset efficiency objective, and three and one quarter percent of each dollar of API above the level of 110% of that target, funded an additional annual incentive pool to be allocated among the participating officers. The Compensation Committee set the 2020 minimum asset efficiency objective at a one percent return on inventory for 2020, which was approximately $38.0 million, a 4.3% increase over our 2019 objective for this measure ($36.4 million). With the difference between our API and the minimum asset efficiency objective equal to about $404.7 million, the asset efficiency performance pool was funded at a total level of approximately $9.1 million.

The Compensation Committee determined the allocation of the asset efficiency performance pool based on pre-established potential payout ranges (0% — 60% for our CEO; 0% — 15% for our other NEOs) that took into consideration each officer’s 2020 annual incentive payout opportunities at threshold, target and maximum levels; historical relative annual incentive payouts by functional role; and competitive market pay information. In determining allocations of the pool to our NEOs, the Compensation Committee also considered each NEO’s individual performance contributions, which, other than for our CEO, were informed by our CEO’s assessment of their performance, and established a corresponding individual performance factor (“IPF”) within the above-described ranges. The Compensation Committee determined our CEO’s award by also considering the CEO’s leadership of our strategy and his significant contribution to the growth of our business in 2020. The table below summarizes our NEOs’ individual performance contributions.

NEO	2020 NEO Individual Performance Contributions	IPF
Mr. Mezger

Mr. Mezger provided outstanding and steady leadership throughout the COVID-19 pandemic, while still driving performance against our primary financial and operating objectives and positioning KB Home for long-term success. Under his direction, we increased our net income and earnings per share approximately 10%, and we achieved five-year TSR (including reinvestment of dividends) at the 88th percentile of our peer group. His strategic guidance also helped set a strong foundation for additional growth of our business in 2021, with our year-end backlog value increasing 63% over the prior year. Mr. Mezger also played a critical strategic role in our industry-leading sustainability efforts, with KB Home winning numerous awards and recognition from the U.S. Environmental Protection Agency as well as other environmental agencies and organizations.

		52.7%
Mr. Kaminski	Mr. Kaminski effectively managed our capital structure, strengthened our balance sheet and helped us generate over $300.0 million of net operating cash. He also developed plans to ensure ample liquidity in compliance with financial covenants and implemented actions to adapt the Company’s financial support functions within the pandemic environment. In addition, Mr. Kaminski drove the progress we achieved on our financial targets in 2020, which included a 660 basis point improvement in our net debt-to-capital ratio to 28.6%.	10.0%
Mr. Mandino	Mr. Mandino provided critical guidance and leadership to support our safe and effective operations during the year, while driving year-over-year growth in operating income through effective execution of our core business strategy. Mr. Mandino also continued to strengthen the customer-centric culture within our operating divisions, resulting in our highest ever annual customer satisfaction index score, and the highest ranking on TrustBuilder®, an independent survey source of customers of many of the nation’s largest homebuilders.	13.6%
Mr. Praw	Mr. Praw provided excellent leadership over our land investment and asset management functions, strategically managing approximately $1.7 billion of company-wide land-related investments during 2020. Mr. Praw also successfully led our efforts to monetize inactive inventory, reducing our land held for future development or sale to its lowest level since 2007.	7.8%
Mr. Woram	Mr. Woram successfully managed litigation, claims and insurance matters, favorably resolving numerous issues and achieving significant insurance policy recoveries. He also ensured responsive and skillful support of land transactions for our divisions and led efforts to mitigate or address risks affecting the Company related to the COVID-19 pandemic.	6.7%

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2020 ANNUAL INCENTIVE PROGRAM PAYOUT LEVELS AND ACTUAL PAYOUTS(a)

NEO	API Performance Component Payout	Asset Efficiency Component Payout	Total Payout
Mr. Mezger	$1,725,000	$4,798,927	$6,523,927
Mr. Kaminski	745,000	910,612	1,655,612
Mr. Mandino	924,000	1,240,254	2,164,254
Mr. Praw	620,000	707,546	1,327,546
Mr. Woram	620,000	606,468	1,226,468
(a)

Annex 2 to this Proxy Statement contains a reconciliation of our pretax income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) to the non-GAAP financial measure of API.

2021 ANNUAL INCENTIVE PROGRAM

The 2021 annual incentive program will be similar to our 2020 program, including a formula-driven funding structure determined by API and asset efficiency performance measures. The pre-established 2021 annual incentive program’s API target performance goal is higher than our 2020 actual result and is based on expected market and business conditions for the current year. In addition, the asset efficiency objective will be increased for 2021.

LONG-TERM INCENTIVES

In October 2020, for the fourth consecutive year, the Compensation Committee approved long-term incentive awards to our NEOs consisting solely of PSUs to reinforce the alignment of pay with our performance and stockholder value creation. The target values of these awards were set at the same values as the October 2019 awards, and were again based on peer group and market data analysis. In order to maintain commensurate pay arrangements intended to reward strong long-term performance and help retain key talent, the following awards were made to our NEOs:

NEO LONG-TERM INCENTIVES GRANTED IN 2020

	PSUs #	PSUs $
Mr. Mezger	124,813	$5,000,009
Mr. Kaminski	34,948	1,400,017
Mr. Mandino	49,925	1,999,996
Mr. Praw	22,466	899,988
Mr. Woram	21,218	849,993

PERFORMANCE-BASED RESTRICTED STOCK UNITS

We have granted PSUs to our executive officers each year since 2012. As with prior PSU grants, the PSUs granted in 2020 are designed to focus our executive officers on achieving important long-term financial objectives over a three-year period. The 2020 PSU measures described below are a combination of absolute and relative metrics that should generate positive outcomes for our business, and, if achieved, are expected to be strong drivers of stockholder value creation.

PSU Measures	Weight	Purpose
■ Cumulative Adjusted Earnings Per Share (“AEPS”)	40%	Measures profitability trajectory over the period
■ Average Adjusted Return on Invested Capital (“AROIC”)	35%	Measures profitability relative to capital deployed
■ Revenue Growth Rank Versus Peers	25%	Measures top-line growth relative to peers

The 2020 PSU amounts shown in the table above reflect a target award of shares of our common stock and their grant date fair value. Each 2020 PSU entitles a recipient to a grant of 0% to 200% of his target award depending on our performance relative to the above-noted performance measures over the three-year period of December 1, 2020 to November 30, 2023. The AEPS and AROIC measures‘ performance will be determined on a tax-effected basis that excludes only pre-specified categories of compensation expense; certain inventory-related charges; and other extraordinary items approved by the Compensation Committee. Upon vesting, each 2020 PSU recipient is

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entitled to receive a proportionate amount of credited cash dividends that are paid in respect of one share of our common stock with a record date between the grant date and the date the Compensation Committee determines the applicable performance achievements, if any. Except for death, disability or certain retirement circumstances, a recipient will forfeit any rights to a 2020 PSU payout if the recipient terminates service before the date the Compensation Committee determines the applicable performance achievements. The following tables present our goals with respect to the 2018 – 2020 PSU performance measures. As shown below, the goals for both the AEPS and AROIC measures have increased year over year at both target and maximum performance level, reflecting the consistent improvement in our performance in the prior-year periods and stockholder feedback. Specifically, comparing the respective corresponding 2018 – 2020 PSUs target goals to those for the 2017 PSUs, the AEPS measure is up 60%, 71% and 76%, and the AROIC measure is 100, 220 and 290 basis points higher. Due to the continuing uncertainty from the COVID-19 pandemic at the time 2020 PSU goals were determined, the Compensation Committee established threshold goals for both AEPS and AROIC that were lower than the threshold goals for the same measures under the 2019 PSUs along with lower threshold payout levels than those prior-year PSUs.

Performance Measure	PSU Grant Year	Threshold Goal	Target Goal	Maximum Goal
AEPS	2017	$4.13	$5.16	$6.19
	2018	$6.60	$8.25	$9.90
	2019	$7.06	$8.82	$10.58
	2020	$6.36	$9.09	$10.91
AROIC	2017	3.3%	3.8%	4.6%
	2018	3.8%	4.8%	5.8%
	2019	4.8%	6.0%	7.2%
	2020	4.7%	6.7%	8.0%

The relative revenue growth performance ranking scale shown below applies only to the 2017 PSU grants.

Relative Revenue Growth (2017 PSUs)	Performance (Rank)	Target Award Multiplier
(Adjustments to ranking levels and multipliers will be made if there are changes in the peer group composition over time, per the terms of the PSUs)	1 or 2	200%
	3	178%
	4	156%
	5	134%
	6	113%
	7	90%
	8	67%
	9	44%
	10	21%
	11 or 12	0%

For our 2018, 2019 and 2020 PSU grants, we adopted a percentile rank approach to determine the target award multiplier for the relative revenue growth measure as outlined in the table below. Payouts for performance between the levels shown below are determined by straight-line interpolation.

Relative Revenue Growth (2018 – 2020 PSUs)	Performance (Rank)	Target Award Multiplier
	75th Percentile or above	200%
	50th Percentile (Median)	100%
	25th Percentile	25%
	Below 25th Percentile	0%

As with our annual incentive program, the Compensation Committee intends the threshold performance levels outlined above to be reasonably achievable, yet uncertain to be met under expected market and business conditions at the time of grant. Target performance levels are designed to require significant management effort to achieve, and maximum performance levels are designed to be measurably more difficult to achieve than target

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performance levels. Each of these performance levels directly scale to threshold, target and maximum payout opportunities. As vesting for the PSUs granted in 2018 – 2020 will not be determined until after their respective performance periods end, we cannot predict the extent to which any shares under these awards will ultimately vest.

2017 PSU AWARDS

The PSUs granted to our executive officers in 2017 entitled recipients to a grant of 0% to 200% of a target award of shares of our common stock based on our AEPS performance, AROIC performance, and relative revenue growth performance (with the respective rankings and multipliers as shown in the above table) over the three-year period of December 1, 2017 to November 30, 2020. The applicable AEPS and AROIC performance measures and goals are set forth below.

2017 PSU Performance Measure	2017 PSU Performance Goals	2017 PSU Target Award Multiplier
AEPS	$6.19 and above	200%
	$5.16	100%
	$4.13	50%
	Below $4.13	0%
AROIC	4.6% and above	200%
	3.8%	100%
	3.3%	50%
	Below 3.3%	0%

2017 PSU AWARD DETERMINATIONS

Performance Measure	Average Annual Performance	Aggregate Total Performance	Target Award Multiplier
AEPS (50% weight)	N/A	$9.38*	200%
AROIC (20% weight)	7.1%*	N/A	200%
Relative Revenue Growth (30% weight)	N/A	11th	0%
Weighted Cumulative Multiplier			140%
*

Annex 2 to this Proxy Statement contains a reconciliation of our net income and diluted earnings per share calculated in accordance with GAAP to the non-GAAP financial measures of adjusted net income and adjusted earnings per share used in computing AEPS and AROIC.

The cumulative AEPS performance result for the 2017 PSUs exceeded the challenging $6.19 maximum goal level set at the time of grant and reflected our emphasis on and success at growing our diluted earnings per share by 69% during the performance period even amid a volatile housing market during 2020. Strong, consistent profitability and cumulative net income of approximately $735 million, as well as our substantial reduction of nearly $578 million in notes payable over this period, contributed to a significant increase in our adjusted return on invested capital, exceeding our maximum goal for this measure. The relative revenue ranking for the 2017 PSUs reflected our revenue performance over the applicable period, and placed us 11th within the peer group. Our ranking in the above table reflects our position at the end of the performance period among the applicable peer group, consistent with the 2017 PSUs’ terms and based on the relative revenue growth performance rank-to-target award multiplier table. All of these outcomes were uncertain at the time the 2017 PSUs were granted, and the Compensation Committee determined that they required significant management effort to achieve and sustain through the entirety of the performance period.

We anticipate that on February 18, 2021, the Compensation Committee will certify the performance we achieved for the period ended November 30, 2020 and approve share grants with respect to the 2017 PSUs as set forth in the table below. Mr. Mandino was not a participant in the 2017 PSU program because he was not an eligible executive officer at the time the 2017 PSUs were granted.

2017 PSU AWARDS

NEO	Target Award(#)	Anticipated Actual Award(#)
Mr. Mezger	156,006	218,408
Mr. Kaminski	46,802	65,523
Mr. Praw	32,176	45,046
Mr. Woram	30,226	42,316

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EXECUTIVE COMPENSATION DECISION-MAKING PROCESS AND POLICIES

Pursuant to its charter, the Compensation Committee oversees the decision-making process for our executive compensation and benefits policies and programs. In making executive compensation decisions, the Compensation Committee considers a variety of factors and data, most importantly our performance and individual executives’ performance, and the totality of compensation that may be paid. Among the data the Compensation Committee considers are financial and operational performance metrics for us, including comparisons to prior years’ performance and our current business plans and to our peer group; surveys and forecasts of comparative general industry and peer group compensation and benefits practices; and, at least annually, management-prepared tally sheets for senior executives with up to six years of compensation data.

ROLE OF OUR MANAGEMENT AND COMPENSATION CONSULTANTS

Our CEO, senior human resources and legal department executives, and FWC provide information and recommendations to assist the Compensation Committee’s decision-making, and also advise on compliance and disclosure requirements. FWC, which the Compensation Committee directly retains, attends Compensation Committee meetings as needed. To maintain its independence and avoid any conflicts of interest, FWC may not work directly for our management unless the Compensation Committee pre-approves the work, including fees. During 2020, FWC did not provide any services that would have required such pre-approval. Based on its consideration of factors under New York Stock Exchange (“NYSE”) listing standards, the Compensation Committee determined that FWC’s work did not raise any conflicts of interest, and therefore considered FWC to be independent.

PEER GROUP

Our peer group is composed solely of U.S. public companies that, like us, are engaged in high production homebuilding as their primary business. We compete with all of these companies for both homebuyers and management talent. The competition with these companies for human resources reflects our, and their, need to attract and retain high caliber management and other personnel with strong high production homebuilding expertise and experience to execute business activities nationally as well as in specific local markets. Therefore, a principal focus in designing our compensation and benefits programs is to meet this critical competitive need. The Compensation Committee, in consultation with FWC and our management, periodically reviews and considers changes to our peer group. The Compensation Committee principally considers the competitive factors described above, as well as relative total revenues and market capitalization among the peer group companies. The Compensation Committee, which considers the composition of our peer group at least annually, last adjusted the group’s members, which are shown below, during 2016. As of their most recently filed proxy statements before the date of this Proxy Statement, each member of our peer group included us in its own peer group.

OUR PEER GROUP

■ Beazer Homes USA, Inc. ■ Lennar Corporation ■ NVR, Inc. ■ Toll Brothers, Inc.	■ D.R. Horton, Inc. ■ M.D.C. Holdings, Inc. ■ PulteGroup, Inc. ■ TRI Pointe Homes, Inc.	■ Hovnanian Enterprises, Inc. ■ Meritage Homes Corporation ■ Taylor Morrison Home Corporation

As of December 31, 2020, the reported total revenues (on a trailing 12-month basis) of the companies in our peer group were within a range of approximately 0.5 to 5.4 times our total revenues, and our total revenues of $4.18 billion placed us in the middle-third of the peer group. Also, as of December 31, 2020, the market capitalization of our peer group was within a range of approximately 0.1 to 8.3 times our market capitalization, and our market capitalization of $3.04 billion was approximately 6% below the median of the peer group of $3.24 billion.

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EQUITY STOCK OWNERSHIP POLICY

Our longstanding executive stock ownership policy is intended to encourage, and has encouraged, our executives to increase their ownership of our common stock over time and to align their interests with our stockholders’ interests. Under the policy, designated senior executives are expected to achieve specific levels of common stock ownership within five years of joining us or being promoted to a position with a higher ownership guideline and, once achieved, maintain such ownership throughout their employment with us. The targeted common stock ownership levels for our NEOs are as follows:

Executive	Ownership Guideline
CEO	6.0 times base salary
COO	3.0 times base salary
Other NEOs	2.0 times base salary

Common stock ownership includes shares directly owned by the NEO, and shares are valued at the greater of the most recent closing price on a valuation date and the closing price on the date shares are acquired. Designated executives are required to hold all vested net (after-tax) shares of time-vesting and performance-vesting restricted stock and up to 100% of net shares acquired through stock option exercises until their applicable stock ownership guideline is met, absent a hardship or other qualified exception. Each of our NEOs is in compliance with the requirements of the policy.

PROHIBITION ON HEDGING/PLEDGING OF OUR SECURITIES

To further align their interests with those of our stockholders, our employees and non-employee directors cannot engage in short sales of our securities and cannot buy or sell puts, calls or any other financial instruments that are designed to hedge or offset decreases or increases in the value of our securities (including derivatives, prepaid variable forward contracts, equity swaps, collars and exchange funds). They also cannot hold our securities in a margin account or otherwise pledge our securities as collateral for any loan.

EQUITY-BASED AWARD GRANT POLICY

Our equity-based award grant policy governs the timing and establishes certain internal controls over the grant of equity-based awards, including stock options, restricted stock and PSUs. The policy requires that the Compensation Committee (or the Board) approve all grants of equity-based awards and their terms, and does not permit delegation of this authority to our management. Per the policy, the exercise or grant price of any relevant equity-based award cannot be less than the closing price of our common stock on the grant date.

CLAW-BACK POLICY

The Board adopted a policy in 2018 to recoup compensation if our financial statements must be restated due to an executive officer’s intentional misconduct or grossly negligent conduct. Under the policy, the Board (or a designated committee) can, to the extent permitted by applicable law (including California law), require an officer to reimburse or forfeit to us the excess bonus or incentive compensation (whether cash- or equity-based) such officer received during the three fiscal years preceding the year the restatement is determined to be required relative to an applicable restated performance measure or target. In addition, our CEO must repay certain bonus and incentive- or equity-based compensation he receives if we are required to restate our financial statements as a result of his misconduct consistent with Section 304 of the Sarbanes-Oxley Act of 2002. We will also recoup incentive-based compensation from our NEOs to the extent required under the Dodd-Frank Act and any rules issued under that Act.

TAX IMPLICATIONS OF OUR EXECUTIVE COMPENSATION PROGRAM

In past years, we have generally designed our incentive compensation plans in order to maintain federal tax deductibility for executive compensation under Section 162(m) of the Internal Revenue Code (“Code”), and the Compensation Committee considered the potential Section 162(m) impact when approving the compensation paid to our NEOs. Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”), Section 162(m) generally disallowed a tax deduction for compensation over $1.0 million paid to certain executive officers unless it qualified as performance-based compensation. The TCJA effectively repealed the exemption for performance-based

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compensation with respect to tax years beginning after December 31, 2017, other than for arrangements in place on November 2, 2017 that are not later modified in any material respect. As such, with respect to our 2020 fiscal year, we will not be able to deduct compensation above $1.0 million awarded to certain of our executive officers. While we intend for our PSU grants made prior to November 2, 2017 to qualify for deductibility under Section 162(m), we cannot guarantee that any compensation intended to be deductible under Section 162(m) will qualify as such. In addition, the Compensation Committee will approve compensation that may not be deductible under Section 162(m) where it believes it is in our and our stockholders’ best interests to do so.

INDEMNIFICATION AGREEMENTS

We have entered into agreements with each NEO and certain other senior executives that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.

SEVERANCE, CHANGE IN CONTROL AND POST-TERMINATION ARRANGEMENTS

SEVERANCE ARRANGEMENTS

Mr. Mezger’s Employment Agreement and our Executive Severance Plan, in which all of our NEOs participate, provide certain severance benefits, as discussed under “Potential Payments Upon Termination of Employment or Change in Control.” In considering our stockholders’ approval of an advisory proposal, in 2008 we adopted a policy under which we will obtain stockholder approval before paying severance benefits to an executive officer under a future severance arrangement in excess of 2.99 times the sum of the executive officer’s then-current base salary and target bonus. Future severance arrangements do not include arrangements existing when we adopted the policy or that we assume or acquire unless, in each case, any such arrangement is changed in a manner that materially increases its severance benefits.

CHANGE IN CONTROL ARRANGEMENTS

Since 2001, we have maintained without modification the terms of a Change in Control Severance Plan (“CIC Plan”) that provides participants with certain benefits, as discussed under “Potential Payments Upon Termination of Employment or Change in Control.” The CIC Plan is intended to enable and encourage our management to focus its attention on obtaining the best possible result for our stockholders in a change in control, to promote management continuity, and to provide income protection if there is an involuntary loss of employment. All unvested employee equity awards require double-trigger vesting in a change in control.

DEATH BENEFITS

Our Death Benefit Only Plan, in which Messrs. Mezger and Praw participate, provides a $1.0 million death benefit to a participant’s designated beneficiary (plus an additional tax restoration amount sufficient to pay taxes on the benefit and the additional amount). We closed the plan to new participants beginning in 2006. Since then, only term life insurance, with a $750,000 benefit level, has been made available to incoming eligible executives, including Messrs. Kaminski, Mandino and Woram. We also maintain a $400,000 life insurance death benefit for designated beneficiaries of Mr. Mezger.

OTHER BENEFITS

The majority of our health and welfare benefits are made available to all full-time employees, including our NEOs. During 2020, as in prior years, our NEOs were eligible to participate in a supplemental plan that reimburses them for qualified out-of-pocket expenses that exceed amounts payable under our standard medical, dental and vision plans. Certain of our NEOs, and other employees, also participate in our unfunded nonqualified Deferred Compensation Plan (“DCP”), which is described below. These market-competitive benefits are offered to attract and retain key executive talent.

RETIREMENT PROGRAMS

The 401(k) Plan, a qualified defined contribution plan, is the only post-employment benefit program we offer to all full-time employees. We provide a dollar-for-dollar match of 401(k) Plan and DCP contributions up to an aggregate of 6% of a participant’s base salary. Matching contributions generally vest after five years of service.

The DCP allows participants to make pretax contributions of up to 75% of their base salary and 75% of their annual incentive compensation, and to select from one or more investment options in which their deferred compensation is deemed to be invested. As we do not provide a guaranteed rate of return under the DCP, a participant’s credited earnings depend on their investment elections. Deferred amounts together with any credited investment returns

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under the DCP are paid out to participants in a lump sum or in installments, commencing either at a participant-specified date during employment or upon termination of employment, subject to certain limitations. NEO deferrals under the DCP are shown in the Non-Qualified Deferred Compensation During Fiscal Year 2020 table.

We also maintain a supplemental non-qualified, unfunded retirement plan (“Retirement Plan”) for certain executives, including Mr. Mezger, whose participation is shown in the Pension Benefits During Fiscal Year 2020 table. The Retirement Plan, closed to new participants since 2004 with no additional benefit accruals to participants (other than the same cost-of-living adjustments applied to federal social security benefits), provides each participant with specific annual payments for 20 years that begin upon the later of reaching age 55, the tenth anniversary of a participation commencement date or the termination of employment with us. Mr. Mezger’s original annual benefit amount under the Retirement Plan was $450,000. The change in our CEO’s pension value shown in the Summary Compensation Table for 2020 is a required reporting item and represents only the actuarial increase in our CEO’s Retirement Plan benefits based on interest rate fluctuations. It does not reflect any new plan benefits, cash or other compensation granted to or received by our CEO in 2020.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the above “Compensation Discussion and Analysis” with KB Home management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Management Development and Compensation Committee

Melissa Lora, Chair
Timothy W. Finchem
Robert L. Johnson
Jodeen A. Kozlak
James C. Weaver

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Jeffrey T. Mezger Chairman, President and Chief Executive Officer	2020	$1,150,000	$—	$5,000,009	$—	$6,523,927	$1,145,487	$79,922	$13,899,345
	2019	1,150,000	—	4,999,987	—	6,081,611	1,060,833	78,945	13,371,376
	2018	1,150,000	—	4,000,005	—	6,443,082	—	79,810	11,672,897
Jeff J. Kaminski Executive Vice President and Chief Financial Officer	2020	745,000	—	1,400,017	—	1,655,612	—	60,022	3,860,651
	2019	733,333	—	1,399,998	—	1,542,547	—	58,920	3,734,798
	2018	710,417	—	1,200,006	—	1,634,658	—	58,242	3,603,323
Mathew W. Mandino Executive Vice President and Chief Operating Officer	2020	770,000	—	1,999,996	—	2,501,893	—	57,612	5,329,501
	2019	758,333	—	2,000,001	—	2,236,440	—	118,420	5,113,194
	2018	580,000	—	1,750,002	—	2,216,001	—	491,976	5,037,979
Albert Z. Praw Executive Vice President, Real Estate and Business Development	2020	620,000	—	899,988	—	1,327,546	—	51,859	2,899,393
	2019	611,250	—	899,989	—	1,237,381	—	51,274	2,799,894
	2018	593,333	—	825,006	—	1,310,557	—	50,644	2,779,540
Brian J. Woram Executive Vice President and General Counsel	2020	620,000	—	849,993	—	1,226,468	—	52,537	2,748,998
	2019	611,250	—	850,008	—	1,142,638	—	51,260	2,655,156
	2018	593,333	—	775,010	—	1,209,958	—	51,567	2,629,868

(a)

Salary. As discussed under “Base Salaries,” there have been no changes to NEO annual base salary levels since July 2019.

(b)

Stock Awards and Option Awards. These amounts represent the aggregate grant date fair value of stock awards (consisting of only PSUs) computed as described in Note 21 — Employee Benefit and Stock Plans in the Notes to the Consolidated Financial Statements in our Annual Report, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. They do not represent realized compensation. The 2020 stock awards represent the grant date fair value of the probable award of shares of our common stock underlying the PSUs granted. The grant date fair value of the PSUs if maximum performance is achieved is as follows: Mr. Mezger $10,000,018; Mr. Kaminski $2,800,034; Mr. Mandino $3,999,992; Mr. Praw $1,799,976; and Mr. Woram $1,699,986.

(c)

Non-Equity Incentive Plan Compensation. For Mr. Mandino, the amounts reflect the sum of his annual incentives, and payouts of performance cash awards of $337,639 in 2020, $392,193 in 2019 and $261,625 in 2018, granted to him prior to his promotion to Chief Operating Officer in 2018. For all other NEOs, the amounts reflect only their annual incentive payouts.

(d)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. These amounts (as applicable) reflect the increase in the actuarial present value of accumulated benefits under our Retirement Plan. These changes are tied to interest rate fluctuations and do not reflect any cash or other compensation received by Mr. Mezger. The amounts attributed to the change in actuarial present value in 2020, 2019 and 2018 were $1,145,487, $1,060,833 and $(516,726), respectively.

(e)

All Other Compensation. The amounts shown consist of minimal incremental costs associated with spousal travel expenses in connection with a business-related event for each NEO and the following items:

■

401(k) Plan and DCP Matching Contributions. The respective aggregate 2020, 2019 and 2018 401(k) Plan and DCP matching contributions we made to our NEOs were as follows: Mr. Mezger $63,100, $62,800 and $62,500; Mr. Kaminski $44,700, $44,000 and $42,625; Mr. Mandino $42,350, $16,800, and $15,883; Mr. Praw $37,200, $36,675 and $35,600; and Mr. Woram $37,200, $36,675 and $35,600.

■

Premium Payments. The respective aggregate premiums we paid for our NEOs in 2020, 2019 and 2018 for a supplemental medical expense reimbursement plan and life insurance policies, as described under “Other Benefits,” were as follows: Mr. Mezger $14,652, $14,652 and $14,651; Mr. Kaminski $13,152, $13,152 and $13,101; Mr. Mandino $13,092, $13,092 and $13,091; Mr. Praw $12,684, $12,684 and $12,683; and Mr. Woram $13,097, $13,092 and $13,091.

■

Relocation Assistance. In our 2019 fiscal year, Mr. Mandino received $86,754 in relocation-related payments or reimbursements to cover various moving expenses, temporary housing and any personal tax liability associated therewith in connection with his promotion to Chief Operating Officer and move from Colorado to California. In our 2018 fiscal year, Mr. Mandino received $460,441 in such payments or reimbursements. Mr. Mandino received no such assistance in our 2020 fiscal year.

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GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2020

Name	Grant Date(a)	Type of Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(b)			Estimated Possible Payouts Under Equity Incentive Plan Awards(c)			Grant Date Fair Value of Stock and Option Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Mezger	2/20/2020	Annual Incentive	$862,500	$1,725,000	$6,900,000
	10/8/2020	PSUs				31,203	124,813	249,626	$5,000,009
Mr. Kaminski	2/20/2020	Annual Incentive	372,500	745,000	2,235,000
	10/8/2020	PSUs				8,737	34,948	69,896	1,400,017
Mr. Mandino	2/20/2020	Annual Incentive	462,000	924,000	2,772,000
	10/8/2020	PSUs				12,481	49,925	99,850	1,999,996
Mr. Praw	2/20/2020	Annual Incentive	310,000	620,000	1,860,000
	10/8/2020	PSUs				5,617	22,466	44,932	899,988
Mr. Woram	2/20/2020	Annual Incentive	310,000	620,000	1,240,000
	10/8/2020	PSUs				5,305	21,218	42,436	849,993

(a)

Grant Date. The date the Compensation Committee approved each award.

(b)

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. The 2020 target payouts were set at 150% of base salary for our CEO and at 100% — 120% of base salary for each of our other NEOs. Maximum payouts were limited to a multiple of target, with our CEO at four times, each of our Chief Financial Officer, Chief Operating Officer and EVP, Real Estate and Business Development at three times, and our EVP and General Counsel at two times. “Threshold” represents the lowest possible payout if threshold performance is achieved for each performance measure. The performance measures are described under “2020 Annual Incentives.”

(c)

Estimated Possible Payouts Under Equity Incentive Plan Awards. If there is a payout of the PSUs, “Threshold” represents the lowest possible payout (25% of the target award of shares granted) if threshold performance is achieved for each performance measure, and “Maximum” reflects the highest possible payout (200% of the target award of shares granted). The performance measures are described under “Performance-Based Restricted Stock Units.” If threshold performance is not achieved on all three measures, the NEOs will not receive any payout of the PSUs.

(d)

Grant Date Fair Value of Stock and Option Awards. The grant date fair value for each award is computed as described in footnote (b) to the Summary Compensation Table. The 2020 stock awards represent the grant date fair value of the probable award of shares of our common stock underlying the PSUs granted as of the grant date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

Name	Grant Date	Option Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Mr. Mezger	10/10/2013	150,000	$ 16.63	10/10/2023
	10/9/2014	520,300	14.62	10/9/2024
	10/8/2015	333,000	14.92	10/8/2025
	10/6/2016	274,952	16.21	10/6/2026
	10/5/2017				218,408	$ 7,687,962
	10/4/2018						173,536	$6,108,467
	10/3/2019						151,057	5,317,206
	10/8/2020						124,813	4,393,418
Mr. Kaminski	10/10/2013	50,000	16.63	10/10/2023
	10/9/2014	108,396	14.62	10/9/2024
	10/8/2015	115,000	14.92	10/8/2025
	10/6/2016	82,486	16.21	10/6/2026
	10/5/2017				65,523	2,306,410
	10/4/2018						52,061	1,832,547
	10/3/2019						42,296	1,488,819
	10/8/2020						34,948	1,230,170
Mr. Mandino	10/10/2013	8,000	16.63	10/10/2023
	10/9/2014	14,781	14.62	10/9/2024
	10/8/2015	14,000	14.92	10/8/2025
	10/6/2016	23,199	16.21	10/6/2026
	10/4/2018						75,922	2,672,454
	10/3/2019						60,423	2,126,890
	10/8/2020						49,925	1,757,360
Mr. Praw	10/5/2017				45,046	1,585,619
	10/4/2018						35,792	1,259,878
	10/3/2019						27,190	957,088
	10/8/2020						22,466	790,803

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Name	Grant Date	Option Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Mr. Woram	10/10/2013	39,000	$16.63	10/10/2023(d)
	10/9/2014	76,370	14.62	10/9/2024(d)
	10/8/2015	80,000	14.92	10/8/2025
	10/6/2016	53,272	16.21	10/6/2026
	10/5/2017				42,316	$ 1,489,523
	10/4/2018						33,623	$1,183,530
	10/3/2019						25,680	903,936
	10/8/2020						21,218	746,874
(a)

Number of Shares or Units of Stock That Have Not Vested. The numbers and values reflect the shares of our common stock that we anticipate the Compensation Committee will approve for grant on February 18, 2021 pursuant to the 2017 PSUs based on our performance through the performance period, as described under “2017 PSU Awards.” Upon the shares being approved for grant to the recipients, the earned 2017 PSU-related shares will become fully vested, with no restrictions on transferability or otherwise.

(b)

Market Value of Shares or Units of Stock That Have Not Vested. The market value shown is based on the closing price of our common stock on November 30, 2020, which was $35.20.

(c)

Equity Incentive Plan Awards: Number and Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. The awards shown are the PSUs granted to our NEOs in 2018, 2019 and 2020, reflecting target award amounts as of November 30, 2020 and the closing price of our common stock on November 30, 2020, which was $35.20. These PSUs will vest based on our achievement of certain performance measures over an applicable three-year performance period and subject to the recipients being employed through the date that the Compensation Committee determines the number of shares that were earned pursuant to the PSUs.

(d)

On February 11, 2021, Mr. Woram exercised all 39,000 of the stock options granted to him on October 10, 2013, and 37,000 of the stock options granted to him on October 9, 2014.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2020

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)(c)
Mr. Mezger	924,951	$27,065,449	218,408	$9,825,084
Mr. Kaminski	—	—	65,523	2,947,552
Mr. Mandino	15,000	465,405	2,925	110,039
Mr. Praw	18,903	457,330	45,046	2,026,394
Mr. Woram	—	—	42,316	1,903,585

(a)

The value realized on exercise is the difference between the closing price of our common stock at exercise and the exercise price of each award.

(b)

The shares reported are the total number of shares each NEO acquired upon the following vesting events with respect to 2020:

Name	2017 PSUs		Restricted Stock		Total Shares
	Granted (October 5, 2017)	Vested (Anticipated February 18, 2021)	Granted (October 5, 2017)	Vested (October 25, 2020)
Mr. Mezger	156,006	218,408	—	—	218,408
Mr. Kaminski	46,802	65,523	—	—	65,523
Mr. Mandino	—	—	8,775	2,925	2,925
Mr. Praw	32,176	45,046	—	—	45,046
Mr. Woram	30,226	42,316	—	—	42,316

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(c)

For all the NEOs except Mr. Mandino, the shares reported are the total shares that we anticipate vesting on February 18, 2021, and the value is based on the stock price on February 12, 2021 and the applicable Dividend Equivalents paid on the earned PSUs. For Mr. Mandino, the shares reported are the final portion of the Restricted Stock award granted in 2017 and the value is based on the share price on the vesting date.

PENSION BENEFITS DURING FISCAL YEAR 2020

Name*	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Mr. Mezger	Retirement Plan	27	$12,280,453	$—

(a)

Number of Years of Credited Service. This is as of the valuation date. As of November 30, 2020, Mr. Mezger is fully vested in his Retirement Plan benefit.

(b)

Present Value of Accumulated Benefit. This amount represents the actuarial present value of the total retirement benefit that would be payable to Mr. Mezger under the Retirement Plan as of November 30, 2020. The payment of Retirement Plan benefits is described under “Retirement Programs.” The following key actuarial assumptions and methodologies were used to calculate this present value: the base benefit is assumed to begin as of the earliest possible date (generally the later of age 55 or the tenth anniversary of the commencement of participation); the base benefit is adjusted by past and future cost of living adjustments including a 1.3% increase for the fiscal year ending November 30, 2021 and an assumed 2.0% increase thereafter, until the last benefits are paid. The discount rate used to calculate the present value of the accumulated benefit shown in table was 1.84%. Mr. Mezger is entitled to receive a lump sum payment of the actuarial value (as specified under the Retirement Plan) of his plan benefits in the event of a change in control or death. If any such event occurred on November 30, 2020, the payment to Mr. Mezger would be $13,129,380, using a 1.84% Applicable Federal Rate discount rate, as specified under the Retirement Plan.

*

Messrs. Kaminski, Mandino, Praw and Woram are not participants in the Retirement Plan, as the plan was open for a limited period and closed to new participants in 2004.

NON-QUALIFIED DEFERRED COMPENSATION DURING FISCAL YEAR 2020

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(d)
Mr. Mezger	$46,000	$46,000	$423,569	$—	$3,253,465
Mr. Kaminski	44,700	27,600	145,142	—	829,382
Mr. Mandino	42,350	25,250	24	—	67,624
Mr. Praw	37,200	20,100	85,021	—	598,281
Mr. Woram	37,200	20,100	62,798	184,627	586,278

(a)

Executive Contributions in Last Fiscal Year. These amounts reflect compensation the NEOs earned in 2020 that they have voluntarily deferred. The amounts are included in the Summary Compensation Table.

(b)

Registrant Contributions in Last Fiscal Year. These amounts are matching contributions we made to the NEOs’ voluntary contributions to our DCP and are included in the Summary Compensation Table. The DCP is discussed under “Retirement Programs.”

(c)

Aggregate Earnings in Last Fiscal Year. These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.

(d)

Aggregate Balance at Last Fiscal Year End. These amounts reflect compensation the NEOs earned in 2020 or in prior years, but which they voluntarily elected to defer receipt, adjusted for changes in the value of their investments and distributions, if any. All the NEOs are fully vested in their respective balances. A portion of these amounts was previously reported as deferred compensation in the Summary Compensation Tables in our proxy statements for our 2018 and 2019 annual meetings.

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CEO PAY RATIO

For our fiscal year ended November 30, 2020, our last completed fiscal year:

■

The annual total compensation of our median employee (excluding Mr. Mezger) calculated per SEC rules in a manner consistent with that used to determine our NEOs’ total compensation as reflected in the Summary Compensation Table was $99,859.

■

Mr. Mezger’s annual total compensation, as reported in the Total column of the 2020 Summary Compensation Table, was $13,899,345.

■

Based on this information, the ratio of Mr. Mezger’s annual total compensation to that of our identified median employee is 139 to 1.

In determining the ratio, we used W-2 compensation for all employees, other than Mr. Mezger, paid in the 12-month period ended November 30, 2020. As of that date, we had approximately 1,752 full-time and part-time employees, excluding four employees on extended leaves of absence who did not work during the period.

Because the SEC‘s rules governing the identification of the median compensated employee and the pay ratio calculation based on that compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make estimates and assumptions for their particular circumstances, the pay ratio reported by other companies — including those in our peer group — may not be comparable to the foregoing pay ratio. For instance, other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Based on the terms of certain of our employee benefit plans — primarily our Executive Severance Plan and our CIC Plan — our NEOs are entitled to certain payments and other benefits if their employment is terminated under certain circumstances and/or if we experience a change in control.

Mr. Mezger is also entitled to certain payments and other benefits in such circumstances under the terms of his Employment Agreement. Per Section 409A of the Code, certain payments to our NEOs would not commence for six months following a termination of employment.

TERMINATION OF EMPLOYMENT

If we terminate Mr. Mezger without cause or he resigns for good reason (each as defined in his Employment Agreement), or if we terminate any of the other NEOs without cause (as defined in the Executive Severance Plan), each is entitled to receive a cash severance payment equal to a multiple of base salary and average bonus. For Mr. Mezger, the severance amount is 2.0 times the sum of his annual salary plus average annual bonus earned for the prior three years, with the total payment capped at $6.0 million. Under certain circumstances, Mr. Mezger would also receive a prorated bonus for the year in which his employment terminates. For Messrs. Kaminski, Mandino, Praw and Woram, the severance amount is 2.0 times the sum of their respective annual base salary in effect at the time of termination and average bonus. The applicable average bonus is the lesser of (a) the average of the annual cash bonuses, if any, paid to them for the three most recent completed fiscal years prior to termination; or (b) 3.0 times their annual base salary. In addition to a severance payment, each NEO is entitled to a continuation of health coverage for up to two years. In each case, the foregoing benefits are subject to an affected NEO’s executing a release and post-termination non-solicitation (for two years), non-disparagement and confidentiality obligations.

For equity awards granted to Mr. Mezger on and after the effective date of his Employment Agreement, he is entitled to (a) two years of additional service credited to compute equity vesting plus full vesting for any equity issued to him in lieu of cash bonuses; (b) the earlier of 36 months and the original term duration of each equity grant to exercise any such outstanding equity; and (c) performance shares paid as if the performance period closed on the termination date if the performance period would otherwise close in the next 24 months. Outstanding equity awards granted to Mr. Mezger before the effective date of the Employment Agreement are governed by their respective terms and conditions with respect to his termination of employment.

CHANGE IN CONTROL

If Mr. Mezger’s employment is terminated without cause or he resigns for good reason in connection with a change in control (generally, per his Employment Agreement, during the period starting three months before and ending 12 months after a change in control), he is entitled to (a) a severance payment as described above, except the

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applicable multiple is 3.0 times rather than 2.0 times and the total payment is capped at $12.0 million; and under certain circumstances, a prorated bonus for the year in which his employment terminates; (b) a continuation of health coverage for up to two years; (c) full vesting and lump sum cash payment of deferred compensation, retirement or other employee benefits per the relevant arrangements, provided that lump sum payments subject to Section 409A of the Code are permitted only as provided by the specific terms of those arrangements; and (d) an additional amount to compensate for any excise taxes under Section 280G of the Code (“Section 280G”). Mr. Mezger’s change in control benefits are subject to the same conditions described under “Termination of Employment”.

If a change of control occurs, each of our other NEOs is entitled to receive, subject to executing a release and if in the 18-month period following a change in control his employment is terminated other than for cause or disability, or he terminates his employment for good reason (in each case, as defined in the CIC Plan), a severance benefit of 2.0 times the sum of his average base salary and average actual annual cash bonus for the three fiscal years prior to the year in which the change in control occurs. While Mr. Mezger is a participant in the CIC Plan, he is entitled only to CIC Plan benefits that do not duplicate his Employment Agreement benefits in a change in control, and his total severance benefit under the CIC Plan is capped at $12.0 million.

Per the terms of each recipient’s award agreement, the vesting of our NEOs’ outstanding equity awards will not accelerate upon a change in control unless the recipient is terminated without cause or resigns for good reason within 18 months of the change in control event. Generally, if such a termination occurs (a) within one year of the award’s performance period, the recipient will receive a target payout of the award; (b) after the first year of the award’s performance period, the recipient will receive a payout of the award determined using prorated calculations of the applicable performance measures; and (c) before the award’s performance period begins, the recipient will receive no payout of the award.

In addition, under the CIC Plan, only Mr. Mezger and five other senior executives can potentially receive an additional tax restoration amount to compensate for any excise taxes imposed on them under Section 280G and for any taxes on the additional amount. Pursuant to a Board policy, since April 7, 2011, we have not extended this tax restoration benefit to any other officer or employee, including all the other NEOs, even though they are CIC Plan participants.

OTHER CHANGE IN CONTROL AND EMPLOYMENT TERMINATION PROVISIONS

The individual award agreements governing outstanding restricted stock awards provide for accelerated vesting upon the recipient’s death or disability. The individual award agreements governing outstanding PSU awards provide for pro-rata vesting if the recipient retires under certain circumstances, and for accelerated vesting upon the recipient’s death or disability; provided that payout, if any, is delayed until the performance period is completed. In addition, different provisions govern the time a recipient has to exercise a common stock option after termination of employment, depending on the reason for termination. For example, the exercise period may be limited to five days if a termination is for cause; while for retirement, death or disability, the exercise period may be the common stock option’s original term. For these purposes, the relevant terms are defined under the applicable agreement.

Our DCP provides for full vesting of benefits if there is a change in control or disability, as those terms are defined under the plan, or death. Our Retirement Plan provides that a participant will immediately receive a lump sum payment of the actuarial value (as specified under the Retirement Plan) of the participant’s plan benefits if there is a change in control or death. Our Death Benefit Only Plan provides for (a) distribution of an insurance contract to a participant sufficient to pay the death benefit (if the participant dies before age 100); and (b) an additional tax restoration amount sufficient to pay specified taxes caused thereby, if there is a change in control as defined in the plan. We also maintain term life insurance policies that pay benefits to the beneficiaries of certain of our NEOs upon their deaths as described under “Death Benefits.”

The tables below show payments our NEOs may receive assuming various employment termination and change in control scenarios occurred on November 30, 2020; accordingly, equity awards are valued using the closing price of our common stock on that date, which was $35.20. The amounts shown do not include the value of unexercised stock options reported in the Outstanding Equity Awards at Fiscal Year-End 2020 table, accrued Retirement Plan and DCP amounts reported in the Pension Benefits During Fiscal Year 2020 table and the Non-Qualified Deferred Compensation During Fiscal Year 2020 table (and associated footnotes), respectively, term life insurance benefits or generally available employee benefits. In none of the change in control scenarios below would our NEOs receive a tax restoration benefit under the CIC Plan, nor would our CEO receive a tax restoration benefit under his Employment Agreement.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

POST-EMPLOYMENT PAYMENTS — MR. MEZGER

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$11,634,373	$—	$17,634,373	$—	$—
Long-term Incentives(a)
PSUs	13,993,232	—	19,477,092	—	19,477,092	24,499,457	24,499,457
Death Benefit Only Plan(b)	—	—	—	1,312,403	1,312,403	2,012,072	—
Health Benefits(c)	—	—	72,960	—	72,960	—	—
Credited Vacation(d)	88,462	88,462	88,462	—	88,462	88,462	88,462
TOTAL	$14,081,694	$88,462	$31,272,887	$1,312,403	$38,585,290	$26,599,991	$24,587,919

(a)

Assumes for the applicable scenarios that Mr. Mezger’s 2017 PSUs pay out at 140% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Mezger’s 2020 PSUs would have no value as the performance period would not have started by November 30, 2020; and (ii) Mr. Mezger’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario, Mr. Mezger would receive full payout of his 2017 PSUs (at 140% of target), two-thirds of his 2018 PSUs and one-third of his 2019 PSUs.

(b)

Mr. Mezger’s designated beneficiaries would be entitled to receive an estimated death benefit of $2,012,072 ($1,000,000 benefit plus an income tax restoration payment of $1,012,072) upon his death. The present value of the benefit as of November 30, 2020 is approximately $1,245,232 based on a 2.42% discount factor and the PRI-2012 Top Quartile Employee and Healthy Annuitant Table (M/F), with the MP-2020 generational projection scales for life expectancy (consistent with mortality tables and rates used for Accounting Standards Codification Topic No. 715, “Compensation — Retirement Benefits” (“ASC 715”) valuations). For the change in control scenarios, the amounts shown are the cash surrender value of the underlying life insurance policy as of November 30, 2020 of $621,423 and an estimated tax restoration payment of $690,980.

(c)

Assumes we make 24 months of contributions for health benefits of approximately $3,040 per month.

(d)

Assumes payout of 160 hours of vacation benefits as Mr. Mezger is credited with this number of vacation hours during his employment with us, regardless of actual vacation time taken.

POST-EMPLOYMENT PAYMENTS — MR. KAMINSKI

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$4,590,381	$—	$4,521,770	$—	$—
Long-term Incentives(a)
PSUs	4,160,664	—	4,160,664	—	5,735,261	7,144,795	7,144,795
Health Benefits(b)	—	—	55,353	—	—	—	—
TOTAL	$4,160,664	$—	$8,806,398	$—	$10,257,031	$7,144,795	$7,144,795

(a)

Assumes for the applicable scenarios that Mr. Kaminski’s 2017 PSUs pay out at 140% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Kaminski’s 2020 PSUs would have no value as the performance period would not have started by November 30, 2020; and (ii) Mr. Kaminski’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario, Mr. Kaminski would receive full payout of his 2017 PSUs (at 140% of target), two-thirds of his 2018 PSUs and one-third of his 2019 PSUs.

(b)

Assumes we make 24 months of contributions for health benefits of approximately $2,306 per month.

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POST-EMPLOYMENT PAYMENTS — MR. MANDINO

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$4,691,082	$—	$4,306,915	$—	$—
Long-term Incentives(a)
PSUs	2,600,188	—	2,600,188	—	4,881,407	6,882,122	6,882,122
Performance Cash	337,639	—	337,639	—	337,639	337,639	337,639
Health Benefits(b)	—	—	66,855	—	—	—	—
TOTAL	$2,937,827	$—	$7,695,764	$—	$9,525,961	$7,219,761	$7,219,761

(a)

Assumes for the applicable scenarios that Mr. Mandino’s 2018 and 2019 PSUs pay out at 100% of the target value. Except for the death and disability scenarios, assumes that Mr. Mandino’s 2020 PSUs would have no value as the performance period would not have started by November 30, 2020; and (ii) Mr. Mandino's termination would be considered a retirement under the applicable PSU award agreements. Therefore, in the voluntary termination scenario, Mr. Mandino would receive two-thirds of his 2018 PSUs and one-third of his 2019 PSUs. Also presumes that Mr. Mandino or his beneficiaries would be entitled to received payments for his 2017 performance cash award at 150% of target in the event of retirement, death or disability; assumes Mr. Mandino's termination would be considered a retirement under the applicable performance cash award agreement.

(b)

Assumes we make 24 months of contributions for health benefits of approximately $2,786 per month.

POST-EMPLOYMENT PAYMENTS — MR. PRAW

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$3,718,589	$—	$3,663,867	$—	$—
Long-term Incentives(a)
PSUs	2,837,110	—	2,837,110	—	3,875,537	4,783,826	4,783,826
Death Benefit Only Plan(b)	—	—	—	1,526,638	1,526,638	2,012,072	—
Health Benefits(c)	—	—	55,353	—	—	—	—
TOTAL	$2,837,110	$—	$6,611,052	$1,526,638	$9,066,042	$6,795,898	$4,783,826

(a)

Assumes for the applicable scenarios that Mr. Praw’s 2017 PSUs pay out at 140% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Praw’s 2020 PSUs would have no value as the performance period would not have started by November 30, 2020; and (ii) Mr. Praw’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario, Mr. Praw would receive full payout of his 2017 PSUs (at 140% of target), two-thirds of his 2018 PSUs and one-third of his 2019 PSUs.

(b)

Mr. Praw’s designated beneficiaries would be entitled to receive an estimated death benefit of $2,012,072 ($1,000,000 benefit plus an income tax restoration payment of $1,012,072) upon his death. The present value of the benefit as of November 30, 2020 is approximately $1,424,075 based on the factors described in footnote (b) of Mr. Mezger’s table. For the change in control scenarios, the amounts shown are the cash surrender value of the underlying life insurance policy as of November 30, 2020 of $722,863 and an estimated tax restoration payment of $803,775.

(c)

Assumes we make 24 months of contributions for health benefits of approximately $2,306 per month.

POST-EMPLOYMENT PAYMENTS — MR. WORAM

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$3,588,361	$—	$3,535,584	$—	$—
Long-term Incentives(a)
PSUs	2,666,875	—	2,666,875	—	3,645,590	4,503,255	4,503,255
Health Benefits(b)	—	—	55,353	—	—	—	—
TOTAL	$2,666,875	—	$6,310,589	$—	$7,181,174	$4,503,255	$4,503,255

(a)

Assumes for the applicable scenarios that Mr. Woram’s 2017 PSUs pay out at 140% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Woram’s 2020 PSUs would have no value as the performance period would not have started by November 30, 2020; and (ii) Mr. Woram’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario, Mr. Woram would receive full payout of his 2017 PSUs (at 140% of target), two-thirds of his 2018 PSUs and one-third of his 2019 PSUs.

(b)

Assumes we make 24 months of contributions for health benefits of approximately $2,306 per month.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders on the following resolution to approve our NEOs’ 2020 fiscal year compensation:

RESOLVED, that the stockholders of KB Home approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the related narrative discussion set forth in this Proxy Statement.

We believe that our CEO’s and our other NEOs’ 2020 fiscal year compensation was well-aligned with our performance and stockholders’ interests, as detailed under “Compensation Discussion and Analysis,” and as shown below. We also believe that the design and implementation of our executive compensation programs reflect our longstanding significant outreach to our stockholders. In turn, our stockholders have generally expressed strong support through our annual NEO compensation advisory votes, including a 92% level of support in 2020 for our approach to linking executive compensation to our strategic and operational goals as well as to stockholder value creation.

We intend to offer this non-binding Say-on-Pay vote at each of our annual meetings. We and the Board welcome our stockholders’ views on our NEOs’ compensation and, as in past years, will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders. As an advisory vote, it is not intended to have any use or effect for or on behalf of KB Home or its stockholders outside of this Annual Meeting except as permitted by the Board.

VOTING STANDARD

This non-binding advisory resolution will be considered approved based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

BOARD RECOMMENDATION: FOR APPROVAL OF NEO COMPENSATION

PAY FOR PERFORMANCE — 2020 FISCAL YEAR CEO COMPENSATION

■

More than 90% of our CEO’s 2020 total direct compensation was performance-based and his base salary remained the same as in the prior three years.

■

Our CEO’s annual incentive award of $6.52 million for 2020 was approximately 7% above the prior year’s award, reflecting our performance on the relevant metrics.

■

100% of our CEO’s long-term incentives were PSUs.

■

Based on preliminary estimates, we expect our CEO to earn his three-year 2017 PSU award at 140% of target (as discussed under “2017 PSU Awards”), primarily based on our achieving maximum results for two of the three performance measures.

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APPROVE THE AMENDED RIGHTS AGREEMENT

We have significant deferred tax assets comprised primarily of net operating loss carryforwards (“NOLs”), temporary book-to-tax differences and tax credits. Under applicable law, we can use our NOLs, tax credits and deferred tax assets to offset our future income tax liability. However, this benefit could be significantly impaired if we experience an “ownership change,” as discussed below. To help protect against an “ownership change,” our stockholders approved a Rights Agreement at our 2009 Annual Meeting, and approved our Amended and Restated Rights Agreement at our 2018 Annual Meeting with a term expiring on April 30, 2021. Because we expect to have substantial deferred tax assets beyond April 30, 2021, the Board approved, subject to stockholder approval, an Amended Rights Agreement (with substantively the same terms) effective as of this Annual Meeting and continuing until April 30, 2024. Therefore, we are seeking stockholder approval of the Amended Rights Agreement.

VOTING STANDARD

The Amended Rights Agreement will be considered approved based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

BACKGROUND

During the housing downturn that generally began in mid-2006, we generated significant NOLs and other deferred tax assets. NOLs generated during those years can be used to offset income tax on our future taxable income for up to 20 years after the tax year in which the loss occurred. Applicable state tax laws are similar, though the allowed carryforward period for some states may be shorter than 20 years.

At November 30, 2020, we had deferred tax assets of approximately $231.1 million (net of an $18.0 million valuation allowance), constituting 4.3% of our total assets. Depending on their applicable statutory period, state NOL carryforwards of $80.0 million, if not utilized, will begin to expire between 2021 and 2040. In addition, we had $70.8 million of certain tax credits that, if not utilized, will begin to expire in 2034 through 2040.

In our 2020 fiscal year, we produced approximately $364.0 million of pretax income, and utilized approximately $133.0 million of deferred tax assets to offset income tax obligations. As of November 30, 2020, we could offset approximately $900.0 million of pretax income in future periods before 2040 with our deferred tax assets.

Given their ability to potentially offset income tax liability on this amount of income, we consider our NOLs and other deferred tax assets to be very valuable. However, the benefits of our NOLs and tax credits could be reduced or eliminated, and our use of our NOLs and tax credits could be substantially delayed or negated, if we experience an “ownership change,” as determined under Section 382 of the Code. A Section 382 “ownership change” occurs if a stockholder or a group of stockholders who are deemed to own at least 5% of our common stock (each, a “5-percent stockholder”) increase or decrease their ownership percentage by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of our NOLs we can use to offset income tax equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” A number of special rules apply to calculating this annual limit that are beyond the scope of this discussion. We believe that if an “ownership change” were to occur, in addition to potentially increasing the cash taxes we would need to pay in the near term following such an “ownership change,” the annual limitations Section 382 imposes could result in a material amount of our NOLs expiring unused, and/or delaying our ability to use them, thereby significantly reducing their value. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred, we currently believe that no “ownership change” has occurred.

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PROTECTING OUR DEFERRED TAX ASSETS

In order to help protect against the risk of a Section 382 “ownership change,” in 2009, the Board recommended, and our stockholders approved, both the adoption of a protective amendment to our certificate of incorporation (now Article Ninth in our Restated Certificate of Incorporation), which is designed to block transfers of our common stock that could result in an “ownership change,” and the Rights Agreement. In 2018, the Board recommended, and our stockholders approved, the Amended and Restated Rights Agreement. We believe these measures have together been effective in preventing an “ownership change” from occurring, and the Board plans to keep Article Ninth in effect. However, neither measure offers a complete solution, and an “ownership change” may occur even with Article Ninth’s provisions and the Rights Agreement in place. There are limitations on the enforceability of Article Ninth that may allow an “ownership change” to occur, and the Rights Agreement may deter, but ultimately cannot block, transfers of our common stock that might result in an “ownership change.” Because of their individual limitations, the Board believes that both measures are needed to help prevent an “ownership change” that could reduce or eliminate the significant long-term potential benefits of our NOLs, and substantially delay or negate our use of our NOLs. Accordingly, the Board strongly recommends that stockholders approve the Amended Rights Agreement to keep such protections in place for up to an additional three years.

DESCRIPTION OF THE AMENDED RIGHTS AGREEMENT

We are seeking approval of the Amended Rights Agreement. Except for the applicable expiration date, where April 30, 2024 would replace April 30, 2021, as noted below, and conforming date changes in certain other sections of the document, the Amended Rights Agreement’s terms are substantively the same as those of our current Amended and Restated Rights Agreement. The following description of the Amended Rights Agreement is qualified in its entirety by reference to the text thereof, which can be found at the accompanying Annex 3. The discussion below is only a summary.

General. The Amended Rights Agreement is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding common stock (an “Acquiring Person”) without the approval of the Board. Stockholders who owned 4.9% or more of our common stock as of the close of business on March 5, 2009 will not trigger the Amended Rights Agreement so long as they do not (i) acquire any additional shares of our common stock or (ii) fall under 4.9% ownership of our common stock and then re-acquire 4.9% or more of our common stock. The Amended Rights Agreement does not exempt any acquisitions of our common stock after March 5, 2009 by such persons. Any rights held by an Acquiring Person are void and may not be exercised. The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person, and since the Rights Agreement was approved by our stockholders in 2009, the Board has granted exemptions to certain stockholders whose holdings of our common stock were deemed not to jeopardize or endanger the availability to KB Home of any tax benefits arising from its deferred tax assets so long as each such stockholder complied with certain restrictions regarding its ownership of our common stock. If such stockholders adhere to their respective ownership restrictions, their ownership of more than 4.9% of our common stock will not trigger the Amended Rights Agreement while it is in effect.

The Rights. The Board authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of the close of business on March 5, 2009. Subject to the terms, provisions and conditions of the Amended Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us one one-hundredth of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00 (“Purchase Price”). If issued, each fractional share of preferred stock would generally give its holder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of (i) ten calendar days after a public announcement by us that a person or group has become an Acquiring Person and (ii) ten business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock. In this Proxy Statement, we refer to the date on which the rights become exercisable as the “Distribution Date.” Until the Distribution Date, common stock certificates and/or book-entry shares will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of

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our common stock. If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of our common stock having essentially a market value of two times the Purchase Price.

Exchange. After the later of the Distribution Date and the time we publicly announce that an Acquiring Person has become such, the Board may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment.

Redemption. At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, the Board may redeem all the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (“Redemption Price”). The redemption will be effective immediately upon the Board action, unless the action provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events, in which case the redemption will be effective in accordance with the provisions of the action. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon.

Anti-Dilution Provisions. The Purchase Price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. Prior to the time the rights cease to be redeemable, the Board may amend or supplement the Amended Rights Agreement without the consent of the holders of the rights. From and after the time the rights cease to be redeemable, the Board may amend or supplement the Amended Rights Agreement only to cure an ambiguity, to correct or supplement inconsistent provisions, to alter time period provisions, or to make any other changes to the Amended Rights Agreement, but only to the extent that those changes do not impair or adversely affect any rights holder as such (other than an Acquiring Person), and no amendment may cause the rights to become redeemable or amendable other than in accordance with this sentence.

Expiration. If approved by stockholders, as recommended, the rights governed by the Amended Rights Agreement will expire on the earliest of (i) the close of business on April 30, 2024, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the time at which the Board determines that Article Ninth is no longer necessary, and (v) the close of business on the first day of a taxable year for us to which the Board determines that no tax benefits may be carried forward.

If stockholders do not approve the Amended Rights Agreement, the Rights Agreement’s provisions would not change and its expiration date would remain the close of business on April 30, 2021, unless the Board takes action prior to such time to extend the term of the Rights Agreement.

CERTAIN CONSIDERATIONS REGARDING THE AMENDED RIGHTS AGREEMENT

The Board believes that approving the Amended Rights Agreement to protect the tax benefits of our NOLs and other deferred tax assets as described above is in our and our stockholders’ best interests. However, we cannot eliminate the possibility that an “ownership change” will occur even if the term extension is approved. Please consider the points below in voting on this item.

The Internal Revenue Service (“IRS”) could challenge the amount of our remaining tax credits or claim we experienced an “ownership change,” which could reduce the amount of our tax credits that we can use or eliminate our ability to use them altogether.  The IRS has not audited or otherwise validated the amount of our remaining tax credits. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our remaining tax credits even if Article Ninth and the Amended Rights Agreement are in place through to April 30, 2024.

Continued Risk of “Ownership Change.”  Although Article Ninth and the Amended Rights Agreement are intended to reduce the likelihood of an “ownership change,” we cannot assure you that they would prevent all transfers of our common stock that could result in such an “ownership change.” In particular, absent a court determination, we cannot assure you that Article Ninth’s restrictions on acquisition of our common stock will be enforceable against all our stockholders, and they may be subject to challenge on equitable grounds.

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Delaware Law and Other Factors Potentially Affecting Business Combinations. Stockholders should be aware that we are subject to Section 203 of the Delaware General Corporation Law, which provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”), cannot be completed for a period of three years after the date on which the person became an interested stockholder unless (i) the Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of KB Home and shares owned by certain of our employee benefit plans), or (iii) the business combination was approved by the Board and by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock not owned by the interested stockholder. In addition, our Restated Certificate of Incorporation and our Amended and Restated By-laws contain the following provisions that may be deemed to have a potential “anti-takeover” effect:

■

Cumulative voting is not permitted in the election of directors

■

Stockholders may not call or request special meetings of stockholders

■

Stockholders may not take action by written consent in lieu of a meeting of stockholders

■

Stockholders have no preemptive right to acquire our securities

■

The Board may fix the designation, rights, preferences and limitations of the shares of each series of our preferred stock

While Article Ninth and the Amended Rights Agreement are intended to preserve the long-term value of our NOLs, each could be deemed to have an “anti-takeover” effect because, among other things, Article Ninth is designed to restrict the ability of a person, entity or group to accumulate more than 5% of our common stock and the ability of persons, entities or groups now owning more than 5% of our common stock from acquiring additional shares of our common stock without the approval of the Board to waive the provisions of Article Ninth and the Amended Rights Agreement in its business judgment. Although the Amended Rights Agreement is not intended to prevent a takeover, because an Acquiring Person may be diluted upon the occurrence of a triggering event, it does have a potential anti-takeover effect. Accordingly, the overall effects of Article Ninth and the Amended Rights Agreement may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. Maintaining the protections of Article Ninth and proposing the approval of the Amended Rights Agreement are not part of a plan by us to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures.

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RATIFY ERNST & YOUNG LLP’S APPOINTMENT AS INDEPENDENT AUDITOR

In January 2021, after considering Ernst & Young LLP’s performance in 2020 and audit efficiencies gained from its 30 years of service as our Independent Auditor, the Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending November 30, 2021. The Audit Committee believes this appointment is in our and our stockholders’ best interests. We are seeking stockholder ratification of this appointment.

VOTING STANDARD

The Audit Committee’s appointment of Ernst & Young LLP will be considered ratified based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

BOARD RECOMMENDATION: FOR RATIFYING ERNST & YOUNG LLP’S APPOINTMENT

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, be available to respond to appropriate questions and, if they desire, make a statement. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will consider whether to retain Ernst & Young LLP, but still may retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment of our independent registered public accounting firm at any time during the year if it determines it would be in our and our stockholders’ best interests to do so.

INDEPENDENT AUDITOR SERVICES AND FEES

Below are the services provided by Ernst & Young LLP and related fees in each of our last two fiscal years. In 2020 and 2019, Ernst & Young LLP’s audit fees included an annual consolidated financial statement audit, audits of our financial services subsidiary, and an audit of our internal control over financial reporting. Audit-related fees in both years included 401(k) Plan audits and access to certain accounting resources.

	Fiscal Year Ended ($000s)
	2020	2019
Audit Fees	$1,071	$1,355
Audit-Related Fees	45	44
Tax Fees	—	—
All Other Fees	—	—
TOTAL FEES	$1,116	$1,399

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AUDIT COMMITTEE REPORT

The Audit Committee acts under a written charter. Under its charter, the Audit Committee assists the Board in fulfilling the Board’s oversight responsibilities relating to, among other things, KB Home’s corporate accounting and reporting practices, including the quality and integrity of its financial statements and reports, and its internal control over financial reporting and disclosure controls and procedures. All Audit Committee members are independent and determined to be “audit committee financial experts” under SEC rules.

In its role, the Audit Committee, among other activities:

■

conducts at most meetings separate executive sessions with KB Home’s chief financial officer; chief accounting officer; chief legal officer; internal audit head; and Independent Auditor, Ernst & Young LLP, to discuss matters relevant to their respective duties and roles.

■

annually reviews and approves the internal audit department’s audit plan and receives at least quarterly updates on its performance and results.

■

oversees management’s performance of an annual enterprise risk management assessment and discusses with management identified significant business and operations risks, including cybersecurity risks, along with corresponding mitigating factors.

■

reviews and discusses with management quarterly and annual periodic reports before they are filed with the SEC.

■

receives and discusses quarterly management reports on the structure and testing of KB Home’s system of internal control over financial reporting, and management’s assessment of the system’s effectiveness.

■

receives and discusses regular reports from the chief legal officer and senior compliance executives on material legal, compliance and ethics matters, and from the Independent Auditor on the results of its audit and internal control evaluation activities.

Management is primarily responsible for KB Home’s financial statements, financial reporting process and the adequacy of internal control over financial reporting. The Independent Auditor is responsible for performing an independent audit of KB Home’s financial statements and internal control over financial reporting. The Independent Auditor is also responsible for expressing an opinion on the conformity of KB Home’s audited financial statements to generally accepted accounting principles used in the United States and the adequacy of KB Home’s internal control over financial reporting.

Per its charter, the Audit Committee is responsible for the appointment (with consideration given to stockholder ratification), compensation, engagement terms (including fees), retention (or termination) and oversight of the Independent Auditor’s work. The Audit Committee also:

■

annually evaluates the Independent Auditor’s qualifications, independence and effectiveness. In January 2021, the Audit Committee presented an evaluation to the Board and appointed Ernst & Young LLP as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2021.

■

reviews and discusses with the Independent Auditor the scope and plan of its independent financial statement and internal control over financial reporting audits.

■

receives direct reports from the Independent Auditor, which describe, among other things, the critical accounting policies and practices in the firm’s audits.

■

reviewed and discussed with the Independent Auditor the critical audit matters it identified in KB Home’s most recent Annual Report on Form 10-K.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP KB Home’s audited financial statements. It also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee received the disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board concerning its independence and discussed the firm’s independence from KB Home and KB Home’s management.

In reliance on the reviews, reports, activities and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020 for filing with the SEC.

The Audit Committee respectfully submits this report.

Dr. Thomas W. Gilligan, Chair
Arthur R. Collins
Dorene C. Dominguez
Kevin P. Eltife
Dr. Stuart A. Gabriel
Melissa Lora
James C. Weaver
Michael M. Wood

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ANNUAL MEETING VOTING MATTERS AND OTHER INFORMATION

Holders of record of the 91,726,408 shares of our common stock that were outstanding and entitled to vote as of the close of business on the record date of February 5, 2021 are entitled to one vote for each share held. The GSOT trustee will vote the 7,124,317 shares of our common stock that the GSOT held on the record date based on the instructions received from eligible employees who hold unexercised common stock options under our employee equity compensation plans, as discussed under “Ownership of KB Home Securities.” Therefore, a total of 98,850,725 shares are entitled to vote at the Annual Meeting.

For stockholders to take action at the Annual Meeting, the holders of a majority of the shares of our common stock outstanding on the record date must be present or represented at the meeting. Abstentions and “broker non-votes” are counted for this purpose. A “broker non-vote” occurs when a broker or financial institution does not receive instructions from a beneficial holder and does not have the discretionary authority to vote on an item of business, which will apply for all Annual Meeting matters other than ratifying the appointment of our Independent Auditor. Therefore, if you are a beneficial owner, you must instruct your broker or financial institution on how you want your shares to be voted on the other items of business in order for your shares to be counted for those items.

VOTING YOUR SHARES

Stockholders can vote via the Internet, telephone or mail or in person at the Annual Meeting, as described under “Voting Procedures.” There are no dissenters’ rights or rights of appraisal as to any item to be acted upon at the Annual Meeting. There is no right to cumulative voting.

The named proxies for the Annual Meeting — Jeffrey T. Mezger and Brian J. Woram (or their duly authorized designees) — will follow submitted proxy voting instructions. They will vote as the Board recommends as to any such submitted instructions that do not direct how to vote on any item and will vote on any other matters properly presented at the Annual Meeting in their discretion, including upon any motion to adjourn or postpone all or any portion of the Annual Meeting. We have engaged our transfer agent, Computershare, to count the votes and to act as an independent inspector of election. William A. (Tony) Richelieu, our Corporate Secretary, will also act as an inspector of election.

VOTING STANDARDS

You will find the voting standard for each item of business at the Annual Meeting on the first page on which it is discussed in this Proxy Statement. Approval of any other matter properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote thereon. Shares that are not present or represented at the Annual Meeting and broker non-votes will not affect the outcome for any items of business at the Annual Meeting. Abstentions will not affect the outcome of the election of directors but will have the effect of an against vote for any other items of business.

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VOTING PROCEDURES

	Holders of Record	Beneficial Holders	Plan Participant Holders
How to Vote	If your shares are registered directly with our transfer agent, Computershare, vote via the Internet, telephone or mail following the instructions on your mailed or electronic proxy form.	If your shares are held by an intermediary broker or financial institution, vote via the Internet, telephone or mail following the instructions on your mailed or electronic voting instruction form.

If you can vote any shares under the KB Home 401(k) Savings Plan (“401(k) Plan”) or the Grantor Stock Ownership Trust (“GSOT”), vote via the Internet, telephone or mail following the instructions on your mailed or electronic proxy form.

Voting Deadlines	Internet and telephone voting is available until 11:59 p.m., Eastern Time, on April 7, 2021. Mailed proxy forms must be received before polls close.	Your broker/other holder of record sets the voting deadlines.	Internet and telephone voting is available until, and mailed proxy forms must be received by, 11:59 p.m., Eastern Time, on April 6, 2021.
Changing Your Vote	You may revoke voting instructions by submitting a later vote in person before polls close, or via the Internet, telephone or mail before the above-noted deadlines.	You must contact your broker/ other holder of record to revoke any prior voting instructions.	You may revoke voting instructions by submitting a later vote in person before polls close, or via the Internet, telephone or mail before the above-noted deadline.

PROXY SOLICITATION COSTS

We will pay the cost to solicit proxies for the Annual Meeting. In addition to this Proxy Statement, our officers, directors and other employees may solicit proxies personally, in writing or by telephone, facsimile, email or other means for no additional compensation. We will, if requested, reimburse banks, brokers and other custodians, nominees and certain fiduciaries for their reasonable expenses in providing proxy materials to their principals. We have hired Georgeson LLC, a professional soliciting organization, to assist us in soliciting proxies and distributing proxy materials for a fee of $9,500, plus reimbursement of out-of-pocket expenses.

INTERNET AVAILABILITY OF PROXY MATERIALS

The proxy materials for the Annual Meeting are being made available primarily via the Internet at www.kbhome.com/investor/proxy in order to speed their delivery to our stockholders, to contain costs and to reduce the impact on the environment. In addition, beginning February 26, 2021, we mailed the Notice of Internet Availability to stockholders, which provides instructions on how to access and view the proxy materials, and to vote via the Internet or telephone. To request a printed copy of our proxy materials, follow the instructions on the notice. Stockholders who previously elected to receive proxy materials electronically will continue to receive them and a notice by e-mail, unless we are told otherwise. Please note that you cannot vote your shares by marking and returning a notice.

STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING OF STOCKHOLDERS

To be included in the proxy statement and form of proxy for our 2022 annual meeting, we must receive any proposal of a stockholder intended to be presented at that meeting no later than October 29, 2021. Further, per our By-Laws, the Board-designated proxies for that meeting will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide us with written notice of the proposal between December 19, 2021 and January 8, 2022.

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ANNEX 1: CORPORATE GOVERNANCE PROCESSES AND PROCEDURES

This Annex provides additional information about KB Home’s corporate governance.

DIRECTOR INDEPENDENCE DETERMINATIONS

We believe that a substantial majority of our directors should be independent. To be independent, the Board must affirmatively determine that a director does not have any direct or indirect material commercial or charitable relationship with us based on all relevant facts and circumstances. The Board makes independence determinations from information supplied by directors, director nominees and other sources, the Nominating Committee’s prior review and recommendation, and certain categorical standards contained in our Corporate Governance Principles that are consistent with NYSE listing standards.

The Board determined that all directors who served in 2020 and all director nominees are independent, other than Mr. Mezger. In making its independence determinations, the Board found that Ms. Dominguez’s independence was not impaired by, and she did not have a direct or indirect material interest in, one of our division office’s leasing a few copiers from CIT Group, where she serves as a non-employee director.

The Board also determined that each Compensation Committee member is a “non-employee director” under SEC rules and an “outside director” under Section 162(m) of the Code.

RELATED PARTY TRANSACTIONS

The Nominating Committee reviews any transactions, arrangements or relationships in which we participate and in which a director, director nominee, executive officer or beneficial owner of five percent or more of our common stock (or, in each case, an immediate family member) had or will have a direct or indirect material interest (a “Related Party Transaction”). Covered individuals and stockholders are expected to inform our Corporate Secretary of Related Party Transactions, and we collect information from our directors, director nominees and executive officers so that we can review our records for any such transactions.

Per the policies and procedures set forth in its Charter, the Nominating Committee will approve or ratify a Related Party Transaction if, based on a review of all material facts and feasible alternatives, it deems the transaction to be in our and our stockholders’ best interests. In addition, specified categories of transactions set forth in the Nominating Committee’s Charter are deemed pre-approved/ratified, including those in which the total amount involved is less than or equal to $120,000; and those that would not (a) need to be reported under federal securities laws, (b) be deemed to impair a director’s independence or (c) be deemed to be a conflict of interest.

DIRECTOR QUALIFICATIONS AND NOMINATIONS

The Nominating Committee evaluates and recommends individuals for election to the Board at regular or special meetings and at any point during the year, taking into consideration, among other factors, the attributes listed in our Corporate Governance Principles and diversity as described under “Board Experience and Skills.” There is no formal policy as to how diversity is applied, and an individual’s background and experience, while important, do not necessarily outweigh any other factors. Individuals may be nominated by current directors, and the Nominating Committee has retained professional search firms from time to time to assist with director recruitment.

Current directors recommended Messrs. Collins and Eltife and Ms. Kozlak as candidates prior to their respective elections to the Board in 2020 and 2021. Security holders may propose director nominees by following the procedures set forth in our By-Laws, which require, among other things, timely advance written notice to our Corporate Secretary of any potential nominee that contains specified information about the nominee and the nominating security holder. Director nominees proposed by security holders are considered in the same manner as any other potential nominees.

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BOARD EVALUATION PROCESS

In October 2020, the Board and each committee conducted an annual evaluation of their respective performance as part of their regular fourth quarter meetings. Their discussions were guided by a set of subjects the Nominating Committee approved in July 2020. The subjects included, among others, Board/committee structure, composition, diversity, skills, meeting processes, interaction with management, and the performance of the Board Chairman/committee chair and the Lead Independent Director. Each committee reported on the results of its own assessment to the Board.

AUDIT FEE PRE-APPROVAL POLICY; AUDIT COMMITTEE DESIGNATION

The Audit Committee has established a policy that requires it to pre-approve all services our Independent Auditor provides to us, including audit, audit-related, tax and other permitted non-audit services. In certain circumstances under the policy, our chief accounting officer (or a functional equivalent) can authorize the firm to perform services, and the Audit Committee Chair can pre-approve services up to a specific per-engagement fee limit. The Chair must report to the Audit Committee any such pre-approvals granted. The Audit Committee approved all services Ernst & Young LLP provided in 2020 and 2019 and the corresponding fees (as shown in the table under “Independent Auditor Services and Fees”) in accordance with this policy. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities and Exchange Act of 1934.

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ANNEX 2: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains information regarding Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share, all of which are financial measures that are not calculated in accordance with GAAP. We believe these non-GAAP financial measures are relevant and useful for purposes of this Proxy Statement to understand our 2020 fiscal year performance generally and in relation to the annual incentive payouts the Compensation Committee approved for our NEOs, as described under “2020 Annual Incentives,” and how the 2017 PSU performance measures of AEPS and AROIC were determined, as described under “Long-Term Incentives.” However, because Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to measures prescribed by GAAP. Also, we do not necessarily use these specific financial measures to make business decisions or in other investor communications about our results of operations. Rather, these financial measures should be used to supplement the most directly comparable GAAP financial measures in order to provide a greater understanding of our performance solely with respect to the 2020 fiscal year annual incentives and 2017 PSU payouts to our NEOs.

The table below reconciles our total pretax income calculated in accordance with GAAP to the non-GAAP measure of Adjusted Pretax Income used in the computation of the 2020 fiscal year annual incentives (in thousands):

For the Fiscal Year Ended November 30, 2020
Total pretax income	$364,043
Add: Incentive compensation expense	56,747
Add: Inventory-related charges related to land purchased or optioned prior to January 1, 2008	21,937
ADJUSTED PRETAX INCOME	$442,727

Adjusted Pretax Income is a non-GAAP financial measure, which is calculated as our total pretax income excluding incentive and variable compensation expense and inventory-related charges related to land purchased or optioned prior to January 1, 2008. For Adjusted Pretax Income, the most directly comparable GAAP financial measure is pretax income.

The tables below reconcile our net income and diluted earnings per share calculated in accordance with GAAP to the non-GAAP measures of Adjusted Net Income and Adjusted Earnings Per Share used in the computation of the AEPS and AROIC performance measures for the 2017 PSU payouts to our NEOs ($ in thousands, except per share amounts):

	For the Fiscal Years Ended November 30,
	2020	2019	2018
Total pretax income	$364,043	$348,175	$367,965
Income tax expense	(67,800)	(79,400)	(197,600)
NET INCOME	$296,243	$268,775	$170,365
DILUTED EARNINGS PER SHARE	$3.13	$2.85	$1.71

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	For the Fiscal Years Ended November 30,
	2020	2019	2018
Net income	$296,243	$268,775	$170,365
Adjustments: Inventory-related charges related to land purchased or optioned prior to January 1, 2008	21,937	17,291	26,894
Variable compensation expense	—	—	—
Income tax impact*	(4,100)	(3,900)	106,300
ADJUSTED NET INCOME	$314,080	$282,166	$303,559
ADJUSTED EARNINGS PER SHARE (AEPS)	$3.34	$3.01	$3.03
*

Represents the total adjustments to net income multiplied by our effective tax rate, which was 18.6% for 2020, 22.8% for 2019 and 23.1% for 2018 (excluding the TCJA-related impact). The income tax impact for 2018 also reflects the reversal of the $112.5 million TCJA-related charge taken during that year.

	For the Fiscal Years Ended November 30,
	2020	2019	2018
ADJUSTED NET INCOME	$314,080	$282,166	$303,559
Average notes payable	$1,747,961	$1,904,505	$2,192,554
Average stockholders’ equity	2,524,446	2,235,311	2,006,906
AVERAGE INVESTED CAPITAL	$4,272,407	$4,139,816	$4,199,460
ADJUSTED RETURN ON INVESTED CAPITAL (AROIC)	7.4%	6.8%	7.2%

Adjusted Net Income is a non-GAAP financial measure, which is calculated as our net income excluding inventory-related charges related to land purchased or optioned prior to January 1, 2008, variable compensation expense, and the applicable income tax impact of these items for the period. Adjusted Net Income also excludes the impact of the TCJA-related charge for the re-measurement of our deferred tax assets in 2018. AEPS is calculated based on Adjusted Net Income. AROIC is calculated as Adjusted Net Income divided by average invested capital (average notes payable and stockholders’ equity for the beginning and end of the applicable year). For Adjusted Net Income and AEPS, the most directly comparable GAAP financial measures are net income and diluted earnings per share, respectively.

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ANNEX 3: FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

The full text of the AMENDED AND RESTATED RIGHTS AGREEMENT, other than as amended below, is available at Exhibit 4.1 to our Amended Registration Statement on Form 8-A/A filed with the SEC on April 13, 2018.

This FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (“First Amendment”) effective as of April 8, 2021, is made and entered into by and between KB Home, a Delaware corporation (“Company”), and Computershare Inc., a Delaware corporation, as rights agent (“Rights Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Amended and Restated Rights Agreement, dated effective as of April 12, 2018, made by and between the Company and the Rights Agent (“Rights Agreement”).

RECITALS

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.

Expiration Date. The definition of Expiration Date in Section 1 of the Rights Agreement is hereby amended in its entirety as follows:

“”Expiration Date” means the earliest of (i) the Close of Business on April 30, 2024, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, (iv) the Close of Business on the effective date of the repeal of Section 382 of the Code or any successor provision or replacement provision if the Board of Directors of the Company determines that this Agreement is no longer necessary for the preservation of Tax Benefits, and (v) the Close of Business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward.”

2.

Rights Certificate Legend. The indented language in Section 3(b) of the Rights Agreement pertaining to the suggested legend on Rights Certificates is hereby amended in its entirety as follows:

“This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in that certain Amended and Restated Rights Agreement, by and between KB Home and Computershare Inc. (or any successor Rights Agent), dated effective as of April 12, 2018, as it may from time to time be supplemented or amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of KB Home. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. KB Home will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.”

3.

Amendment of Exhibit A (Form of Right Certificate). The introductory paragraph of Exhibit A to the Rights Agreement is hereby amended in its entirety as follows:

“NOT EXERCISABLE AFTER APRIL 30, 2024 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED, OR IN CERTAIN OTHER CIRCUMSTANCES. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.”

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4.

Amendment of Exhibit A (Form of Right Certificate). The second paragraph of Exhibit A to the Rights Agreement is hereby amended in its entirety as follows:

“This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Amended and Restated Rights Agreement, dated effective as of April 12, 2018, as amended by that certain First Amendment to Amended and Restated Rights Agreement, dated effective as of April 8, 2021 (collectively, the “Rights Agreement”), by and between KB Home, a Delaware corporation (the “Company”), and Computershare Inc. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the “Preferred Shares”), of the Company, at a purchase price of $85.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.”

5.

Amendment of Exhibit B (Summary of Rights to Purchase Preferred Stock). The first paragraph of Exhibit B to the Rights Agreement is hereby amended in its entirety as follows:

“On January 22, 2009, the Board of Directors of KB Home adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of KB Home’s common stock, par value $1.00 per share. The dividend was payable on March 5, 2009 to our stockholders of record on that date. On April 12, 2018, the rights plan was amended and restated. On April 8, 2021, such rights plan was amended. The terms of the rights and the rights plan are set forth in that certain Amended and Restated Rights Agreement, dated effective as of April 12, 2018, as amended by that certain First Amendment to Amended and Restated Rights Agreement, dated effective as of April 8, 2021, by and between KB Home and Computershare Inc., as rights agent.”

6.

Amendment of Exhibit B (Summary of Rights to Purchase Preferred Stock). The fourth paragraph of Exhibit B to the Rights Agreement is hereby amended in its entirety as follows:

“This summary of rights provides a general description of the rights plan. Because it is only a summary, this description should be read together with the entire rights plan, which we incorporate in this summary by reference. We have filed an amendment to the rights plan with the Securities and Exchange Commission as an exhibit to our registration statement on Form 8-A/A filed on April 8, 2021. Upon written request, we will provide a copy of the rights plan free of charge to any stockholder.”

7.

Amendment of Exhibit B (Summary of Rights to Purchase Preferred Stock). The 11th paragraph of Exhibit B to the Rights Agreement is hereby amended in its entirety as follows:

“Expiration. The rights will expire on the earliest of (i) April 30, 2024, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the effective time of the repeal of Section 382 of the Code or any successor statute if the Board determines that the rights plan is no longer necessary for the preservation of our tax assets, and (v) the first day of a taxable year of the Company to which the Board determines that no NOLs or other tax assets may be carried forward.”

8.

Agreement as Amended. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. Except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby, and each of the Company and the Rights Agent shall continue to be subject to its terms and conditions.

9.

Governing Law. This First Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

10.

Counterparts. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this First Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

11.

Descriptive Headings. Descriptive headings of the several sections of this First Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

| 2021 PROXY STATEMENT	60

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PRELIMINARY PROXY MATERIALS; SUBJECT TO COMPLETION

kb HOME

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by see reverse side

Online
Go to **www.investorvote.com/KBH** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KBH

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed and FOR Item 2, FOR Item 3 and FOR Item 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Arthur R. Collins	☐	☐	☐	02 - Dorene C. Dominguez	☐	☐	☐	03 - Kevin P. Eltife	☐	☐	☐
04 - Timothy W. Finchem	☐	☐	☐	05 - Dr. Stuart A. Gabriel	☐	☐	☐	06 - Dr. Thomas W. Gilligan	☐	☐	☐
07 - Jodeen A. Kozlak	☐	☐	☐	08 - Robert L. Johnson	☐	☐	☐	09 - Melissa Lora	☐	☐	☐
10 - Jeffrey T. Mezger	☐	☐	☐	11 - James C. Weaver	☐	☐	☐	12 - Michael M. Wood	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

030G0D

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PRELIMINARY PROXY MATERIALS; SUBJECT TO COMPLETION

KB HOME ANNUAL MEETING OF STOCKHOLDERS
APRIL 8, 2021

Dear Fellow Stockholder:

Your vote and investment in KB Home are very important. We encourage you to vote via the Internet or telephone as indicated on the reverse side of this form. If you choose to vote by mail, please complete and return this form for tabulation as soon as possible to ensure your vote is counted.

Thank you for your continued support of KB Home.

Sincerely,

Jeffrey T. Mezger
Chairman, President and Chief Executive Officer

The 2021 Annual Meeting of Stockholders of KB Home will be held on April 8, 2021 at 9:00 a.m Pacific Time, virtually via the internet at www.meetingcenter.io/216002295.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — KBH2021.

Important notice regarding the Internet availability of proxy materials for the 2021 Annual Meeting of Stockholders. The material is available at: www.kbhome.com/investor/proxy

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KBH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - KB Home

Proxy/Voting Instructions for Annual Meeting of Stockholders — April 8, 2021

This Proxy is solicited by the Board of Directors

Receipt of proxy materials for the above Annual Meeting of Stockholders is acknowledged. The undersigned hereby constitutes and appoints Jeffrey T. Mezger and Brian J. Woram, and each of them, as attorney, agent and proxy of the undersigned, each with the power to act without the other and with full power of substitution, and authorizes each of them to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of KB Home ("Company") of which the undersigned would be entitled to direct the vote if personally present at the 2021 Annual Meeting of Stockholders of the Company to be held on April 8, 2021, and at any and all adjournments or postponements thereof ("Meeting"), as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2, "FOR" Item 3 and "FOR" Item 4, and in each such proxyholder's discretion upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

If shares of the Company's Common Stock are held on behalf of the undersigned under the Company's Amended and Restated 401(k) Savings Plan ("Plan") and/or if the undersigned is entitled to direct the vote of shares held by the Company's Grantor Stock Ownership Trust ("Trust"), this form serves to provide confidential voting instructions to the respective Trustee that votes the shares of the Plan and the Trust as to any and all such shares as to which the undersigned had the right to give voting instructions on February 5, 2021 to vote as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2, "FOR" Item 3 and "FOR" Item 4, and in the discretion of each of the above-named proxies upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

PLEASE MARK, DATE AND SIGN THIS FORM AND RETURN IT PROMPTLY, OR USE THE INTERNET OR TELEPHONE OPTIONS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. VOTING INSTRUCTIONS IN RESPECT OF SHARES OF THE COMPANY'S COMMON STOCK REGISTERED WITH KB HOME'S TRANSFER AGENT MUST BE RECEIVED ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 7, 2021 TO BE COUNTED.

VOTING INSTRUCTIONS TO THE RELEVANT TRUSTEES IN RESPECT OF PLAN SHARES AND TRUST SHARES, HOWEVER, MUST BE RECEIVED BY THE TRUSTEE ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 6, 2021 TO BE COUNTED. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS TO THE PLAN TRUSTEE, YOUR PLAN SHARES, IF ANY, WILL NOT BE VOTED.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.